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                                                                   EXHIBIT 10.22

                                                                  EXECUTION COPY

                OPTION, PURCHASE AND EXCLUSIVE LICENSE AGREEMENT

                                  BY AND AMONG

                                JKP BIZARRE, LLC,

                               BIZARRE XXX, INC.,

                          BIZARRE VIDEO UNLIMITED LTD.,

                         KEITH GORDON AND MORTON GORDON

                               DATED MAY 19, 2004

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                                TABLE OF CONTENTS

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
1.  Definitions and Usage.......................................................     1

           1.1  DEFINITIONS ....................................................     1
           1.2  USAGE...........................................................    11

2.  Due Diligence Requirements; License and Transfer of Assets; Effective Date..    12

           2.1  DUE DILIGENCE REQUIREMENTS......................................    12
           2.2  LICENSE GRANTED.................................................    12
           2.3  PURCHASE OF ASSETS..............................................    13
           2.4  LICENSE AND PURCHASED ASSETS CONSIDERATION; ALLOCATION..........    14
           2.5  LICENSE AND PURCHASED ASSETS CONSIDERATION ADJUSTMENT...........    14
           2.6  OWNERSHIP OF NEW BIZARRE PICTURES...............................    15
           2.7  CONDITIONS PRECEDENT............................................    15
           2.8  NON COMPETITION AGREEMENT.......................................    16

3. Option 17....................................................................    17

           3.1  GRANT OF OPTION.................................................    17
           3.2  EXERCISE........................................................    17
           3.3  FAILURE TO EXERCISE.............................................    17

4.  Sale and Transfer of Assets; Closing........................................    17

           4.1  ASSETS TO BE SOLD...............................................    17
           4.2  EXCLUDED ASSETS.................................................    18
           4.3  CONSIDERATION...................................................    19
           4.4  LIABILITIES.....................................................    19
           4.5  ALLOCATION......................................................    21
           4.6  CLOSING.........................................................    21
           4.7  CLOSING OBLIGATIONS.............................................    22
           4.8  PURCHASE PRICE ADJUSTMENT.......................................    24
           4.9  CONSENTS........................................................    24

5.  Representations and Warranties of Bizarre and Shareholders..................    25

           5.1  ORGANIZATION AND GOOD STANDING..................................    25
           5.2  ENFORCEABILITY; AUTHORITY; NO CONFLICT..........................    26
           5.3  CAPITALIZATION..................................................    27
           5.4  FINANCIAL STATEMENTS............................................    27
           5.5  BOOKS AND RECORDS...............................................    27
           5.6  SUFFICIENCY OF ASSETS...........................................    28
           5.7  DESCRIPTION OF LEASED REAL PROPERTY.............................    28
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
           5.8   TITLE TO ASSETS; ENCUMBRANCES..................................   28
           5.9   ACCOUNTS RECEIVABLE............................................   28
           5.10  INVENTORIES....................................................   29
           5.11  NO UNDISCLOSED LIABILITIES.....................................   29
           5.12  TAXES..........................................................   29
           5.13  NO MATERIAL ADVERSE CHANGE.....................................   31
           5.14  EMPLOYEES; EMPLOYEE BENEFITS...................................   31
           5.15  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                    AUTHORIZATIONS..............................................   32
           5.16  LEGAL PROCEEDINGS; ORDERS......................................   33
           5.17  ABSENCE OF CERTAIN CHANGES AND EVENTS..........................   34
           5.18  CONTRACTS; NO DEFAULTS.........................................   35
           5.19  ENVIRONMENTAL MATTERS..........................................   37
           5.20  INTELLECTUAL PROPERTY ASSETS...................................   38
           5.21  COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT AND
                    EXPORT CONTROL AND ANTIBOYCOTT LAWS.........................   40
           5.22  COMPLIANCE WITH OBSCENITY LAWS.................................   41
           5.23  RELATIONSHIPS WITH RELATED PERSONS.............................   41
           5.24  BROKERS OR FINDERS.............................................   42
           5.25  SECURITIES LAW MATTERS.........................................   42
           5.26  SOLVENCY.......................................................   42
           5.27  DISCLOSURE.....................................................   42

6.  Representations and Warranties of JKP Sub...................................   43
           6.1   ORGANIZATION AND GOOD STANDING.................................   43
           6.2   AUTHORITY; NO CONFLICT.........................................   43
           6.3   CERTAIN PROCEEDINGS............................................   44

7.  Covenants of Bizarre Prior to Closing.......................................   44
           7.1   ACCESS AND INVESTIGATION.......................................   44
           7.2   NEGATIVE COVENANT..............................................   44
           7.3   REQUIRED APPROVALS.............................................   44
           7.4   NOTIFICATION...................................................   45
           7.5   NO NEGOTIATION.................................................   45
           7.6   BEST EFFORTS...................................................   45
           7.7   CHANGE OF NAME.................................................   45
           7.8   PAYMENT OF LIABILITIES.........................................   45

8.  Covenants of JKP Sub Prior to Closing.......................................   46
           8.1   REQUIRED APPROVALS.............................................   46
           8.2   BEST EFFORTS...................................................   46

9.  Conditions Precedent to JKP Sub's Obligation to Close.......................   46
           9.1   ACCURACY OF REPRESENTATIONS....................................   46
           9.2   BIZARRE'S PERFORMANCE..........................................   46
           9.3   CONSENTS.......................................................   47
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
           9.4   ADDITIONAL DOCUMENTS...........................................   47
           9.5   NO PROCEEDINGS.................................................   48
           9.6   NO CONFLICT....................................................   48
           9.7   GOVERNMENTAL AUTHORIZATIONS....................................   48
           9.8   WARN ACT NOTICE PERIODS AND EMPLOYEES..........................   48

10.  Conditions Precedent to Bizarre's Obligation to Close......................   48
           10.1  ACCURACY OF REPRESENTATIONS....................................   48
           10.2  JKP SUB'S PERFORMANCE..........................................   49
           10.3  CONSENTS.......................................................   49
           10.4  ADDITIONAL DOCUMENTS...........................................   49
           10.5  NO INJUNCTION..................................................   49

11.  Termination................................................................   49
           11.1  TERMINATION EVENTS.............................................   49
           11.2  EFFECT OF TERMINATION..........................................   50

12.  Additional Covenants.......................................................   50
           12.1  PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS.............   50
           12.2  PAYMENT OF OTHER RETAINED LIABILITIES..........................   51
           12.3  RESTRICTIONS ON BIZARRE DISSOLUTION AND DISTRIBUTIONS..........   51
           12.4  REPORTS AND RETURNS............................................   51
           12.5  ASSISTANCE IN PROCEEDINGS......................................   51
           12.6  NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT...........   51
           12.7  CUSTOMER AND OTHER BUSINESS RELATIONSHIPS......................   52
           12.8  RETENTION OF AND ACCESS TO RECORDS.............................   52
           12.9  FURTHER ASSURANCES.............................................   53

13.  Indemnification; Remedies..................................................   53
           13.1  SURVIVAL.......................................................   53
           13.2  INDEMNIFICATION AND REIMBURSEMENT BY BIZARRE AND
                    SHAREHOLDERS................................................   53
           13.3  INDEMNIFICATION AND REIMBURSEMENT BY BIZARRE--
                    ENVIRONMENTAL MATTERS.......................................   55
           13.4  INDEMNIFICATION AND REIMBURSEMENT BY JKP SUB...................   55
           13.5  THIRD-PARTY CLAIMS.............................................   56
           13.6  OTHER CLAIMS...................................................   57
           13.7  INDEMNIFICATION IN CASE OF INDEMNITEE NEGLIGENCE...............   57

14.  Confidentiality............................................................   58
           14.1  DEFINITION OF CONFIDENTIAL INFORMATION.........................   58
           14.2  RESTRICTED USE OF CONFIDENTIAL INFORMATION.....................   59
           14.3  EXCEPTIONS.....................................................   59
           14.4  LEGAL PROCEEDINGS..............................................   60
           14.5  RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION..............   60
           14.6  ATTORNEY-CLIENT PRIVILEGE......................................   60
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
15.  General Provisions.........................................................   61
           15.1   EXPENSES......................................................   61
           15.2   PUBLIC ANNOUNCEMENTS..........................................   61
           15.3   NOTICES.......................................................   61
           15.4   JURISDICTION; SERVICE OF PROCESS..............................   63
           15.5   JURY WAIVER...................................................   63
           15.6   ENFORCEMENT OF AGREEMENT......................................   64
           15.7   WAIVER; REMEDIES CUMULATIVE...................................   64
           15.8   ENTIRE AGREEMENT AND MODIFICATION.............................   64
           15.9   DISCLOSURE LETTER.............................................   64
           15.10  ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS.............   65
           15.11  SEVERABILITY..................................................   65
           15.12  CONSTRUCTION..................................................   65
           15.13  GOVERNING LAW.................................................   65
           15.14  EXECUTION OF AGREEMENT........................................   65
           15.15  SHAREHOLDER OBLIGATIONS.......................................   66
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                OPTION, PURCHASE AND EXCLUSIVE LICENSE AGREEMENT

            This Option, Purchase and Exclusive License Agreement ("AGREEMENT") is dated May 19, 2004 (the "SIGNING DATE"), by and among JKP
BIZARRE, LLC, a Delaware limited liability company ("JKP SUB") and a wholly owned subsidiary of Jill Kelly Productions Holding, Inc., a Nevada corporation ("JKP"); Bizarre XXX, Inc., a New York corporation ("BIZARRE 1") Bizarre Video Unlimited Ltd., a New York corporation, ("BIZARRE 2"), and, together with Bizarre 1, "BIZARRE"), Keith Gordon, a resident of New York ("A"), and MORTON GORDON, a resident of New York ("B") (A and B are referred to herein as "SHAREHOLDERS"). All capitalized terms that are not defined herein shall have the meaning ascribed to such term in Section 1 below.

                                    RECITALS

      A. Shareholders own all of the issued and outstanding shares of capital stock of Bizarre.

      B. Bizarre is engaged in the business of developing, producing, manufacturing, marketing, distributing, licensing and selling feature films, shorts, still photographs and other media on VHS, DVD, Pay-Per-View, Video-On-Demand, the Internet and in other media formats and all other related enterprises for commercial profit in the adult entertainment industry (the "BUSINESS").

      C. Subject to the satisfaction of the Due Diligence Requirements (as set forth in Section 2 below), Bizarre desires to grant to JKP Sub an exclusive license to market, distribute and otherwise exploit the Intellectual Property Assets (on the terms set forth in Section 2), and, in connection therewith, Bizarre desires to transfer to JKP Sub and JKP Sub desires to accept certain of Bizarre's Assets as set forth in Section 2 below.

      E. Subject to the satisfaction of the Due Diligence Requirements, Bizarre desires to grant to JKP Sub and JKP Sub desires to accept the Option to acquire the Business on the terms set forth in Section 3 below.

      F. The parties are executing this Agreement in order to memorialize the terms of their understanding whereby upon satisfaction of the Due Diligence Requirements, Bizarre will grant JKP Sub an exclusive license to market, distribute, sell and otherwise exploit the Intellectual Property Assets during the License Term, and, in connection therewith Bizarre will sell certain of its Assets to JKP Sub, and, in addition, Bizarre will grant JKP Sub the Option to acquire the Business.

      The parties, intending to be legally bound, agree as follows:

      1. DEFINITIONS AND USAGE

            1.1 DEFINITIONS - For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this
Section 1.1:

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            "ACCOUNTS RECEIVABLE"--(a) all trade accounts receivable and other rights to payment from customers of Bizarre and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Bizarre, (b) all other accounts or notes receivable of Bizarre and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

            "ASSETS"--as defined in Section 4.1.

            "ASSIGNMENT AND ASSUMPTION AGREEMENT"--as defined in Section 4.7(a)(ii).

            "ASSUMED LIABILITIES"--as defined in Section 4.4(a).

            "BILL OF SALE"--as defined in Section 4.7(a)(i).

            "BIZARRE"--as defined in the first paragraph of this Agreement.

            "BIZARRE'S ACCOUNT"--an account designated by Bizarre into which JKP Sub shall wire certain payments becoming due under this Agreement pursuant to written wire transfer instructions that Bizarre shall furnish to JKP Sub at least three (3) days prior to the Effective Date.

            "BIZARRE CONTRACT"--any Contract (a) under which Bizarre has or may acquire any rights or benefits; (b) under which Bizarre has or may become subject to any obligation or liability; or (c) by which Bizarre or any of the assets owned or used by Bizarre is or may become bound.

            "BIZARRE DATA AND RECORDS"--Records related to the operations of Bizarre, including, but not limited to, Records maintained by Bizarre evidencing that each person depicted in each Picture was 18 years of age or older at the time said Picture was produced as required by the Child Online Pornography Prevention Act and any other applicable Legal Requirement, all client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records and, subject to Legal Requirements, copies of all personnel Records and other Records described in Section 4.2(h).

            "BIZARRE'S OFFICES"--34 15th Street, Brooklyn, NY 11215.

            "BREACH"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or ------ failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure, provided, however, that upon a Breach or threatened Breach the non breaching party shall provide the breaching party with notice of such breach and the breaching party shall have ten (10) days from the date notice of such Breach is delivered to such party to cure such Breach.

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            "BULK SALES LAWS"--as defined in Section 7.10.

            "BUSINESS"--as defined in the Recital B hereof.

            "BUSINESS DAY"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in Los Angeles, California are permitted or required to be closed.

            "CLOSING"--as defined in Section 4.6.

            "CLOSING DATE"--the date on which the Closing actually takes place.

            "CODE"--the Internal Revenue Code of 1986, as amended.

            "CONFIDENTIAL INFORMATION"--as defined in Section 14.1.

            "CONSENT"--any approval, consent, ratification, waiver or other authorization.

            "CONTEMPLATED TRANSACTIONS"--all of the transactions contemplated by this Agreement.

            "CONTRACT"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

            "COPYRIGHTS"--as defined in Section 5.20(a)(iii).

            "DAMAGED INVENTORY"-- means Inventory that has been damaged or lost prior to receipt by JKP Sub of such Inventory; provided, however, that Damaged Inventory shall not include Inventory that has been lost, destroyed or otherwise rendered unusable solely as a result of the actions of a third party freight company or other carrier.

            "DAMAGES"--as defined in Section 13.2.

            "DISCLOSURE LETTER"--the disclosure letter delivered by Bizarre and Shareholders to JKP Sub on the Exercise Date, if any, in accordance with the terms of Section 2.1.

            "DUE DILIGENCE PERIOD"-- as defined in Section 2.1.

            "DUE DILIGENCE REQUIREMENTS"--as defined in Section 2.1.

            "DVD"--as commonly used and understood in the motion picture industry.

            "EFFECTIVE DATE"--as defined in Section 2.1.

            "EMPLOYMENT AGREEMENT"--as defined in Section 4.7(a)(v).

            "ENCUMBRANCE"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar

                                       3
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restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

            "ENVIRONMENT"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

            "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

            (a) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

            (b) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("CLEANUP") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

            (c) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

            The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

            "ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to: (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment; (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment; (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated; (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of; (e) protecting resources, species or ecological amenities; (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances; (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

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            "ERISA"--the Employee Retirement Income Security Act of 1974.

            "EXCHANGE ACT"--the Securities Exchange Act of 1934.

            "EXCLUDED ASSETS"--as defined in Section 4.2.

            "FACILITIES"--any real property, leasehold or other interest in real property currently owned or operated by Bizarre, including the Tangible Personal Property used or operated by Bizarre at the respective locations of the real property specified in Section 5.7. Notwithstanding the foregoing, for purposes of the definitions of "HAZARDOUS ACTIVITY" and "REMEDIAL ACTION" and Sections
5.19 and 13.3, "FACILITIES" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Bizarre, including the Tangible Personal Property used or operated by Bizarre at the respective locations of the real property specified in Section 5.7.

            "FINANCIAL STATEMENT"-- as defined in Section 5.4.

            "GAAP"--generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Interim Balance Sheet and the other financial statements referred to in Section 5.4 were prepared.

            "GOVERNING DOCUMENTS"--with respect to any particular entity, (a) if a corporation, the articles or certificate of incorporation and the bylaws; (b) if a general partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the articles of organization and operating agreement; (e) if another type of Person, any other charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders' agreements, voting agreements, voting trust agreements, joint venture agreements, registration rights agreements or other agreements or documents relating to the organization, management or operation of any Person or relating to the rights, duties and obligations of the equityholders of any Person; and
(g) any amendment or supplement to any of the foregoing.

            "GOVERNMENTAL AUTHORIZATION"--any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "GOVERNMENTAL BODY"--any: (a) nation, state, county, city, town, borough, village, district or other jurisdiction; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers); (d) multinational organization or body; (e) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or (f) official of any of the foregoing.

            "HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of

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Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

            "HAZARDOUS MATERIAL"--any substance, material or waste which is or will foreseeably be regulated by any Governmental Body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

            "INDEMNIFIED PERSON"--as defined in Section 13.5.

            "INDEMNIFYING PERSON"--as defined in Section 13.5.

            "INITIAL ACCOUNTS PAYABLE"--as defined in Section 2.3(d).

            "INITIAL ACCOUNTS RECEIVABLE"--as defined in Section 2.3(c).

            "INITIAL ASSIGNMENT AND ASSUMPTION AGREEMENT"--as defined in Section 2.7(b)(iii).

            "INITIAL BILL OF SALE"--as defined in Section 2.7(b)(ii).

            "INITIAL PURCHASED ASSETS"--as defined in Section 2.3.

            "INTELLECTUAL PROPERTY ASSETS"--as defined in Section 5.20(a).

            "INTERIM BALANCE SHEET"--as defined in Section 5.4.

            "INVENTORIES"--all inventories of Bizarre with respect to each Picture, wherever located (whether in development or complete), all other films, pictures and other media, all manuscripts, story boards and all materials and supplies to be used or consumed by Bizarre in the production of the aforementioned projects.

            "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

            "JKP"--as defined in the first paragraph of this Agreement.

            "JKP SUB"--as defined in the first paragraph of this Agreement.

            "JKP SUB INDEMNIFIED PERSONS"--as defined in Section 13.2.

            "JKP SUB'S OFFICES"--8923 Sunset Boulevard, West Hollywood, CA
90069.

            "KNOWLEDGE"--an individual will be deemed to have Knowledge of a particular fact or other matter if: (a) that individual is actually aware of that fact or matter; or (b) a prudent

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individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

            "LEASE"--any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Bizarre is a party and any other Bizarre Contract pertaining to the leasing or use of any Tangible Personal Property.

            "LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

            "LIABILITY"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

            "LICENSE TERM" -- shall commence as of the Effective Date and shall continue until the License Expiration Date.

            "LICENSED ASSETS"-- as defined in Section 2.2.

            "LICENSE CONSIDERATION ADJUSTMENT DATE" -- as defined in Section
2.5.

            "MARKS"--as defined in Section 5.20(a)(i).

            "MASTERS"--as defined in Section 2.2.

            "MATERIAL CONSENTS"--as defined in Section 9.3.

            "NEW BIZARRE PICTURES"--as defined in Section 2.2.

            "NON-COMPETITION PERIOD"--as defined in Section 12.6(a).

            "OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

            "OBSCENITY LAWS" - as defined in Section 5.22.

            "ORDER"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

            "ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action: (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; (b) does not require authorization by the board of directors or shareholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and (c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

            "PART"--a part or section of the Disclosure Letter.

            "PATENTS"--as defined in Section 5.20(a)(ii).

            "PAY-PER-VIEW"--as such term is commonly used and understood in the motion picture industry.

            "PICTURE"-- as defined in Section 2.2.

            "PERMITTED ENCUMBRANCES"--as defined in Section 5.8.

            "PERSON"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

            "PROCEEDING"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "PURCHASE PRICE"--as defined in Section 4.3.

            "PURCHASE PRICE ADJUSTMENT DATE" -- as defined in Section 4.8.

            "RECORD"--information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

            "RELATED PERSON"--With respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by any one or more members of such individual's Family;
(c) any Person in which members of such individual's Family hold (individually or in the aggregate) a Material Interest; and (d) any Person with respect to which one or more members of such individual's Family serves as a director, officer, partner, executor or trustee (or in a similar capacity). With respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person; (b) any Person that holds a Material Interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; and (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity). For purposes of this definition, (a) "control" (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

            "RELEASE"--any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

            "REMEDIAL ACTION"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(d) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

            "REPRESENTATIVE"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

            "RETAINED LIABILITIES"--as defined in Section 4.4(b).

            "SEC"--the United States Securities and Exchange Commission.

            "SECRETARY'S CERTIFICATE"--as defined in Section 2.7(a)(i).

            "SECURITIES ACT"--as defined in Section 5.3.

            "SHAREHOLDERS"--as defined in the first paragraph of this Agreement.

            "SOFTWARE"--all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

            "STRIKE PRICE"-- a per share price equal to the greatest of (i) the product of the "Trading Price" of the common stock of JKP on the business day immediately preceding the Adjustment Date multiplied by .75 or (ii) One Dollar and Twenty-Six Cents ($1.26). The "TRADING PRICE" is the closing ask price for one share of JKP's stock on the Adjustment Date. The "ADJUSTMENT DATE" is the Business Day prior to the date on which a warrant becomes exercisable pursuant to the terms set forth in Exhibit 4.3(b).

            "SUBSIDIARY"--with respect to any Person (the "OWNER"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

            "TANGIBLE PERSONAL PROPERTY"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, and other items of tangible personal property (other than Inventories) of every kind owned or leased by Bizarre (wherever located and whether or not carried on Bizarre's books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

            "TAX"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

            "TAX RETURN"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

            "THIRD PARTY"--a Person that is not a party to this Agreement.

            "THIRD-PARTY CLAIM"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

            "THREAT OF RELEASE"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

            "TITLE"--each feature film, short or other project listed in Part 2.2(b) and any other feature film, short or other project otherwise included in the Assets.

            "UNCOLLECTED ACCOUNT"-- means an Account Receivable that has not been collected in full within thirty days from the date that such Account Receivable became due and payable.

            "UNPAID PURCHASE PRICE"--as defined in Section 4.3.

            "VHS"-- as such term is commonly used and understood in the motion picture industry.

            "VIDEO-ON-DEMAND"--as such term is commonly used and understood in the motion picture industry.

            "WARN ACT"-- as defined in Section 9.8.

            "WARRANT"-- as defined in Section 4.3(b).

            "WORK"--all masters, any manuscript, concept, graphic, storyboard, photograph, or other results and proceeds created in connection with the Business.

            1.2 USAGE (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

                  (iii) reference to any gender includes each other gender;

                  (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

                  (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

                  (vii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (viii) "or" is used in the inclusive sense of "and/or";

                  (ix) with respect to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding"; and

                  (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

            (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

            (c) This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

      2. DUE DILIGENCE REQUIREMENTS; LICENSE AND TRANSFER OF ASSETS; EFFECTIVE DATE

            2.1 DUE DILIGENCE REQUIREMENTS The parties acknowledge that JKP Sub has executed this Agreement prior to having been afforded the opportunity to (i) conduct a complete review of the Business, Bizarre and the Shareholders, and
(ii) to perform due diligence with respect to Bizarre and the aforementioned parties. Bizarre and Shareholders hereby agree that JKP Sub shall have the right to perform due diligence as to Bizarre, the Shareholders and the Business (the "DUE DILIGENCE REQUIREMENTS") for a period ("DUE DILIGENCE PERIOD") commencing on the Signing Date and expiring on the Effective Date (as defined herein). As used herein, the "EFFECTIVE DATE" means the date on which the Due Diligence Requirements have been satisfied as determined by JKP Sub in its sole discretion upon written notice thereof to Bizarre, provided, however, that if JKP Sub has not provided Bizarre with such written notice within forty-five (45) days from the Signing Date, this Agreement will automatically terminate and be of no further force and effect. Bizarre shall cooperate with JKP Sub and the Representatives of JKP Sub to provide such parties with access to any information necessary for JKP Sub to satisfy the Due Diligence Requirements and to complete the due diligence process.

            2.2 LICENSE GRANTED On the terms and subject to the conditions set forth herein, on the Effective Date, Bizarre shall grant to JKP Sub, from and after the Effective Date until the date that is the earliest of (i) six (6) months after any class of JKP securities are listed or otherwise approved for trading on the NASDAQ Over-the-Counter Bulletin Board, (ii) January 7, 2005 (either (i) or (ii), as applicable, the "LICENSE EXPIRATION DATE"), or (iii) the date upon which the License (as defined below) is terminated pursuant to Section
2.9 hereof, an
exclusive, worldwide license ("LICENSE") to use all of the Licensed Assets (as defined below) as set forth below:

            (a) To create and produce new feature films, shorts or other projects that incorporate the Intellectual Property Assets ("NEW BIZARRE PICTURES");

            (b) To use the Masters to make additional copies of any Picture;

            (c) To distribute, sub-distribute, sublicense sell, market or otherwise vend the Pictures in the worldwide marketplace by such means as JKP Sub may, in its sole discretion, deem necessary or desirable;

            (d) To advertise and publicize the Pictures and to cause or permit others to do so, by such means and to such extent as JKP Sub may, in its sole discretion, deem necessary or desirable and to use the Intellectual Property in connection therewith;

            (e) To use the names, voices, characters, characterizations, settings, scenes, scenarios, biographies and likenesses of any and all persons who rendered performances or provided services in connection with the Pictures, as embodied therein or any of Bizarre's advertising, marketing or promotional materials, for the purpose of advertising, publicizing and otherwise exploiting the Pictures;

            (f) To use the music and soundtrack of each Picture thereof in connection with the exploitation of the rights granted hereunder;

            (g) To exercise any of the rights granted under the License to JKP Sub either directly or through any of JKP Sub's affiliates, representatives, agents, sublicensees, sub-distributors, successors and assigns,

            (h) To exploit the Licensed Assets in any other way or manner that JKP Sub sees fit or advisable.

"LICENSED ASSETS" shall mean all right, title and interest in and to (i) each feature film, short, still, photograph or other project contained in Bizarre's library (each, a "PICTURE"), (ii) the Intellectual Property Assets, (iii) all master tapes and chromes ("MASTERS") for each Picture and (iv) all box artwork, other artwork of any kind, graphics, advertising, marketing, stills and promotional materials related to each Picture.

            2.3 PURCHASE OF ASSETS On the Effective Date, Bizarre shall sell to JKP Sub and JKP Sub shall purchase each of the following assets (collectively, the "INITIAL PURCHASED ASSETS"):

            (a) One-half of Bizarre's Inventory with respect to each Picture in the Inventory (e.g., if Bizarre's Inventory includes 1000 copies of Title X, Bizarre shall deliver to JKP Sub 500 copies of Title X) as set forth in Part 2.3(a).

            (b) All Tangible Personal Property as set forth in Part 2.3(b).

            (c) All Accounts Receivable as listed in Part 2.3(c) ("INITIAL ACCOUNTS RECEIVABLE");

            (d) All accounts payable as listed in Part 2.3(d) ("INITIAL ACCOUNTS PAYABLE");

            (e) All Governmental Authorizations set forth in Part 2.3(e), to the extent transferable to JKP Sub;

            (f) All Bizarre Data and Records, provided, however, that Bizarre, in its sole discretion may retain a copy of all Bizarre Data and Records; and

            (g) All rights of Bizarre relating to deposits and pre-paid expenses, claims for refunds and rights to offset in respect thereof, to the extent transferable to JKP Sub.

            2.4 LICENSE AND PURCHASED ASSETS CONSIDERATION; ALLOCATION (a) As full and complete consideration for the assets purchased and the rights and licenses granted to JKP Sub in this Section 2 and for Bizarre's representations and warranties made in Section 5 hereof and indemnifications made in Section 13 hereof, and subject to the terms and conditions, including, without limitation, the effectiveness of the License, JKP Sub agrees to compensate Bizarre as set forth in this Section 2.4 as follows: (i) on the Effective Date, JKP Sub shall pay to Bizarre by wire transfer to Bizarre's Account, the amount of Five Hundred Thousand Dollars ($500,000); (ii) JKP Sub shall pay to Bizarre Two Hundred Thousand Dollars ($200,000) on the day that is ninety days after the Effective Date; (iii) JKP Sub shall pay to Bizarre Three Hundred Thousand Dollars ($300,000) on any date prior to the License Expiration Date but not later than December 15, 2004; and (iv) beginning on the first day of the month following the date that is thirty days after the Effective Date and on the first day of the month of each month thereafter during the License Term, JKP Sub shall pay to Bizarre by wire transfer to Bizarre's Account, a monthly payment of Thirty-One Thousand Six Hundred Sixty-Seven Dollars ($31,667). The parties acknowledge and agree that JKP Sub shall have full and complete rights to exploit the Licensed Assets and Initial Purchased Assets, including, without limitation, collecting for its own account all Accounts Receivable and selling for its own account any or all Inventory, and, except as provided above, JKP Sub shall have no obligation to make any additional payment to Bizarre on account of any such exploitation.

            (b) The consideration set forth in this Section 2.4 shall be allocated in accordance with Exhibit 2.4. After the Effective Date, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 2.4 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. JKP Sub shall prepare and deliver IRS Form 8594 to Bizarre within forty-five (45) days after the Effective Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither JKP Sub nor Bizarre or Shareholders shall contend or represent that such allocation is not a correct allocation.

            2.5 LICENSE AND PURCHASED ASSETS CONSIDERATION ADJUSTMENT On the date that is thirty (30) days following the Effective Date ("LICENSE CONSIDERATION ADJUSTMENT DATE"), the License Consideration shall be adjusted as follows:

            (a) Accounts Payable. To the extent that JKP Sub has assumed any liability on behalf of Bizarre in excess of the Initial Accounts Payable set forth on Part 2.3(d), there shall be a pro rata deduction from the License Consideration in the amount of each additional liability that JKP Sub has assumed. To the extent that JKP Sub has assumed Initial Accounts Payable that are less than the Initial Accounts Payable set forth on Part 2.3(d), there shall be a pro rata increase to the License Consideration in the amount of each unassigned liability.

            (b) Accounts Receivable. To the extent that JKP Sub has assumed any Uncollectible Accounts pursuant to Section 2.3(c) hereof, there shall be a pro rata deduction from the License Consideration in the amount of each Uncollectible Account, provided, however, that from time to time after the License Consideration Adjustment Date, the License Consideration shall be adjusted in accordance with the foregoing provision. To the extent that JKP Sub has assumed Initial Accounts Receivable in excess of the Initial Accounts Receivable set forth on Part 2.3(c), there shall be a pro rata increase to the License Consideration in the amount of each additional Account Receivable.

            (c) Inventory. To the extent that JKP Sub has (A) (i) not received all Inventory as set forth in Part 2.3(a) prior to the date that is thirty (30) days following the Effective Date or (ii) received Damaged Inventory, there shall be a pro rata deduction from the License Consideration as follows:

Missing/Damaged Item      Cost
--------------------      ----
DVD                    $1.25/each
VHS                    $1.50/each
DVD Insert             $0.10/each
VHS Boxes              $0.40/each

To the extent that JKP Sub has received Inventory in excess of the amount of Inventory set forth on Part 2.3(a), the License Consideration shall be increased by the cost (as delineated in the table above) of each additional item of Inventory.

            2.6 OWNERSHIP OF NEW BIZARRE PICTURES The parties expressly acknowledge that the New Bizarre Pictures shall be subject to the License prior to the License Expiration Date, however, the New Bizarre Pictures shall be deemed to constitute part of Bizarres's Intellectual Property Assets and Bizarre shall hold title thereto subject to this License. In the event the Option is exercised, the New Bizarre Pictures shall be Assets purchased in accordance with the terms set forth in Section 4 hereof.

            2.7 CONDITIONS PRECEDENT (a) On the Effective Date, Bizarre and Shareholders, as the case may be, shall deliver to JKP Sub:

                  (i) certificates of (A) the Secretary of Bizarre 1 and (B) the Secretary of Bizarre 2 ("SECRETARY'S CERTIFICATES") certifying as to (1) the incumbency of the officers executing this Agreement; (2) the truth and accuracy of each representation set forth in Section 5 of this Agreement, except that the "Closing Date" referenced throughout Section 5 shall mean the Effective Date;
(3) the completeness and accuracy of the information set forth in Parts 2.3(a),
(b), (c), (d) and (e); and (4) that Bizarre shall conduct the Business in accordance with the terms, covenants and conditions contained in this Agreement;

                  (ii) a bill of sale for all of the Tangible Personal Property in the form of Exhibit 2.7(a)(ii) (the "INITIAL BILL OF SALE") duly executed by Bizarre;

                  (iii) an assignment of all of the Licensed Assets that are intangible personal property in the form of Exhibit 2.7(a)(iii), which assignment shall also contain JKP Sub's undertaking and assumption of the Initial Accounts Payable (the "INITIAL ASSIGNMENT AND ASSUMPTION AGREEMENT") duly executed by Bizarre;

                  (iv) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 2.7(a)(iv) duly executed by Bizarre ("INITIAL IP ASSIGNMENTS"); and

                  (v) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by JKP Sub, each in form and substance satisfactory to JKP Sub and its legal counsel and duly executed by Bizarre ("OTHER LICENSE DOCUMENTS" and together with the Initial Bill of Sale, the Initial Assignment and Assumption Agreement and the Initial IP Assignments, the "LICENSE DOCUMENTS"). Any reference to "Bizarre's Closing Documents" in Section 5 of this Agreement shall refer to the License Documents as defined herein.

            (b) On the Effective Date, JKP Sub shall deliver to Bizarre:

                  (i) the Initial Bill of Sale in the form of Exhibit 2.7(a)(ii) duly executed by JKP Sub;

                  (ii) the Initial Assignment and Assumption Agreement in the form of Exhibit 2.7(a)(iii) duly executed by JKP Sub;

                  (iii) the Initial IP Assignments in the form of Exhibit 2.7(a)(iv); and

                  (iv) any Other License Documents.

            2.8 NON COMPETITION AGREEMENT In consideration of the mutual promises contained in this License and for other good and valuable consideration, the parties hereby agree that during the License Term, except as set forth in Exhibit 2.8 hereto, Bizarre and Shareholder shall not engage in any business that directly or indirectly competes with the businesses of JKP Sub including, without limitation, the exploitation of the Licensed Assets and the sale of any Inventory.

            2.9 LICENSE TERMINATION After the Effective Date, JKP Sub may at its option upon not less than fifteen (15) days' prior written notice to Bizarre elect to terminate the License. In such event (i) the parties shall comply with their obligations under Section 3.3 hereof as if such event were the failure of JKP Sub to exercise the Option, (ii) subject to the proviso contained in this sentence below (with respect to rights and remedies), Bizarre shall be entitled to retain all amounts paid pursuant to Section 2.4 hereof and (iii) JKP Sub shall have no additional obligations to make payments under Section 2.4 hereof; provided, however, that this Section 2.9 shall not limit any rights any party may have at law or in equity as a result of a Breach by another party or otherwise.

      3. OPTION

            3.1 GRANT OF OPTION On the Effective Date, Bizarre will grant to JKP Sub an option to purchase the Assets on the terms and under the conditions set forth in Section 4 below (the "OPTION").

            3.2 EXERCISE JKP Sub may exercise the Option by giving written notice to Bizarre on or prior to the License Expiration Date.

            3.3 FAILURE TO EXERCISE If JKP Sub elects not to exercise the Option (either by providing Bizarre with written notice of its intention not to exercise the Option or by failing to exercise the Option on or prior to the License Expiration Date) the following shall occur:

            (a) JKP Sub shall, at JKP Sub's sole cost, promptly return all of the remaining Initial Purchased Assets to Bizarre, except for the Accounts Receivable which shall be subject to the terms set forth in Section 3.3(b) below;

            (b) JKP Sub shall promptly assign and Bizarre shall assume all remaining Accounts Receivable;

            (c) JKP Sub shall assign to Bizarre and Bizarre shall assume accounts payable in a dollar amount equal to the dollar amount of the Initial Accounts Payable;

            (d) JKP Sub shall return to Bizarre all of the remaining Inventory, if any;

            (e) Subject to the terms of any existing license agreements, JKP Sub shall return to Bizarre all of the remaining Licensed Assets (including all New Bizarre Pictures); and

            (f) Bizarre shall retain all amounts paid to Bizarre prior to the License Expiration Date under the terms of the License.

      4. SALE AND TRANSFER OF ASSETS; CLOSING

            4.1 ASSETS TO BE SOLD Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Bizarre shall sell, convey, assign, transfer and deliver to JKP Sub, and JKP Sub shall purchase and acquire from Bizarre, free and clear of any Encumbrances other than Permitted Encumbrances, all of Bizarre's right, title and interest in and to all of Bizarre's property and assets, tangible and intangible, of every kind and description, wherever located, including the following (but excluding the Excluded Assets):

            (a) all Tangible Personal Property as set forth in Part 4.1(a);

            (b) all Inventories as set forth in Part 4.1(b);

            (c) all Accounts Receivable;

            (d) all Bizarre Contracts, including those listed in Part 5.18(a), and all outstanding offers or solicitations made by or to Bizarre to enter into any Contract;

            (e) all Governmental Authorizations and all pending applications therefore or renewals thereof, in each case to the extent transferable to JKP Sub, including those listed in Part 5.15(b);

            (f) all Bizarre Data and Records, provided, however, that Bizarre, in its discretion, may retain copies of any Bizarre Data and Records.

            (g) all Intellectual Property Assets listed in Part 4.1(g);

            (h) all of the intangible rights and property of Bizarre, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings and those items listed in Parts 5.20(e), (f) and (g);

            (i) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date, unless expended in accordance with this Agreement;

            (j) all claims of Bizarre against third parties relating to the Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Part 4.1(j); and

            (k) all rights of Bizarre relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof that are not listed in Part 4.2(e) and that are not excluded under Section 4.2(i).

            All of the property and assets to be transferred to JKP Sub hereunder are herein referred to collectively as the "ASSETS."

            Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless JKP Sub expressly assumes that Liability pursuant to Section 4.4(a) below.

            4.2 EXCLUDED ASSETS Notwithstanding anything to the contrary contained in Section 4.1 or elsewhere in this Agreement, the following assets of Bizarre (collectively, the "EXCLUDED ASSETS"): (a) are not part of the sale and purchase contemplated hereunder; (b) are excluded from the Assets; and (c) shall remain the property of Bizarre after the Closing:

            (a) all real property and all rights and liabilities of Bizarre under any ground lease, space lease or other lease, contract or agreement relating to real property;

            (b) all cash, cash equivalents and short-term investments;

            (c) all minute books, stock Records and corporate seals;

            (d) the shares of capital stock of Bizarre held in treasury;

            (e) those rights relating to deposits and prepaid expenses and claims for refunds and rights to offset in respect thereof listed in Part 4.2(e);

            (f) all insurance policies and rights thereunder (except to the extent specified in Section 4.1(j) and (k));

            (g) all of Bizarre Contracts listed in Part 4.2(g);

            (h) all personnel Records and other Records that Bizarre is required by law to retain in its possession;

            (i) all claims for refund of Taxes and other governmental charges of whatever nature;

            (j) all rights in connection with and assets of any employee plans;

            (k) all rights of Bizarre arising under this Agreement and any of the other Closing Documents; and

            (l) the property and assets expressly designated in Part 4.2(l).

            4.3 CONSIDERATION

            (a) Purchase Price. The consideration for the Assets (the "PURCHASE PRICE") will be Four Million Seven Hundred Thousand Dollars ($4,700,000), less any amount paid to Bizarre pursuant to the License as set forth in Section 2 of this Agreement (the "UNPAID PURCHASE PRICE"). On the Closing Date, JKP Sub shall pay the Unpaid Purchase Price by wire transfer to Bizarre's Account.

            (b) Earn Out Stock Warrant. On the Closing Date, JKP Sub shall deliver to Bizarre a warrant for the purchase of Two Hundred Fifty Thousand (250,000) shares of JKP's common stock which warrant shall be exercisable upon the occurrence of the terms and conditions set forth therein in the form attached hereto as Exhibit 4.3(b) (the "WARRANT").

            4.4 LIABILITIES

            (a) Assumed Liabilities. On the Closing Date, JKP Sub shall assume and agree to discharge only the following Liabilities of Bizarre (the "ASSUMED LIABILITIES") effective as of the close of business on the Closing Date:

                  (i) any Liability arising after the Closing Date under Bizarre Contracts described in Part 5.18(a) (other than any Liability arising under Bizarre Contracts described on Part 4.4(a)(iii) or arising out of or relating to a Breach that occurred prior to the Closing Date);

                  (ii) Subject to the terms and conditions set forth in Section 12.1(a) hereof, any Liability of Bizarre related to Taxes resulting from the exercise of the Option, provided, however, that in no event shall JKP Sub be liable for more than One Million Five Hundred Thousand Dollars ($1,500,000) under this Section 4.4(a)(ii); and

                  (iii) any Liability of Bizarre described in Part 4.4(a)(iii).

            (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Bizarre. "RETAINED LIABILITIES" shall mean every Liability of Bizarre other than the Assumed Liabilities, including:

                  (i) any Liability arising out of or relating to products of Bizarre to the extent developed, distributed, manufactured or sold prior to the Closing Date other than to the extent assumed under Section 4.4(a)(i),(ii) or
(iii);

                  (ii) any Liability under any Contract assumed by JKP Sub pursuant to Section 4.4(a) that arises after the Closing Date but that arises out of or relates to any Breach that occurred prior to the Closing Date;

                  (iii) any Liability for Taxes arising as a result of Bizarre's operation of the Business or ownership of the Assets prior to the Closing Date and any deferred Taxes of any nature except to the extent that an obligation to pay any such Taxes was assumed by JKP Sub pursuant to Section 4.4(a)(ii);

                  (iv) any Liability under any Contract not assumed by JKP Sub under Section 4.4(a), including any Liability arising out of or relating to Bizarre's credit facilities or any security interest related thereto;

                  (v) any Environmental, Health and Safety Liabilities arising out of or relating to the operation of the Business or Bizarre's leasing, ownership or operation of real property;

                  (vi) any Liability under any employee plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Bizarre's employees or former employees or both;

                  (vii) any Liability under any employment, severance, retention or termination agreement with any employee of Bizarre or any of its Related Persons;

                  (viii) any Liability arising out of or relating to any employee grievance whether or not the affected employees are hired by JKP Sub;

                  (ix) any Liability of Bizarre to any Shareholder or Related Person of Bizarre or any Shareholder;

                  (x) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of Bizarre;

                  (xi) any Liability to distribute to any of Bizarre's shareholders or otherwise apply all or any part of the consideration received hereunder;

                  (xii) any Liability arising out of any Proceeding pending as of the Closing Date;

                  (xiii) any Liability arising out of any Proceeding commenced after the Closing Date and arising out of or relating to any occurrence or event happening prior to the Closing Date;

                  (xiv) any Liability arising out of or resulting from Bizarre's compliance or noncompliance with any Legal Requirement or Order of any Governmental Body;

                  (xv) any Liability of Bizarre under this Agreement or any other document executed in connection with the Contemplated Transactions; and

                  (xvi) any Liability of Bizarre based upon Bizarre's acts or omissions occurring after the Closing Date.

            4.5 ALLOCATION The Purchase Price, plus the Assumed Liabilities (which constitute purchase price under the Code), shall be allocated in accordance with Exhibit 4.5. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 4.5 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. JKP Sub shall prepare and deliver IRS Form 8594 to Bizarre within forty-five (45) days after the Closing Date to be filed with the IRS and shall update Exhibit 4.5 and IRS Form 8594 as necessary in the event that the terms and conditions set forth in the Warrant are satisfied and the Warrant vests as provided therein. In any Proceeding related to the determination of any Tax, neither JKP Sub nor Bizarre or Shareholders shall contend or represent that such allocation is not a correct allocation.

            4.6 CLOSING Unless JKP Sub and Bizarre otherwise agree, if the Option (as described in Section 3 hereof) is exercised, the purchase and sale provided for in Section 4 of this Agreement (the "CLOSING") will take place at the offices of JKP Sub's counsel at 260 South Broad Street, Philadelphia, PA 19102, commencing at 10:00 a.m. (local time) on the License Expiration Date, or such other date as mutually agreed upon by the parties (as used hereinafter, the "CLOSING Date"). Subject to the provisions of Article 11, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 4.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 11.

            4.7 CLOSING OBLIGATIONS

            In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

            (a) Bizarre and Shareholders, as the case may be, shall deliver to JKP Sub:

                  (i) a bill of sale for all of the Assets that are Tangible Personal Property in the form of Exhibit 4.7(a)(i) (the "BILL OF SALE") duly executed by Bizarre;

                  (ii) an assignment of all of the Assets that are intangible personal property in the form of Exhibit 4.7(a)(ii), which assignment shall also contain JKP Sub's undertaking and assumption of the Assumed Liabilities (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") duly executed by Bizarre;

                  (iii) assignments of all Intellectual Property Assets and separate assignments of all registered Marks, Patents and Copyrights in the form of Exhibit 4.7(a)(iii) duly executed by Bizarre;

                  (iv) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by JKP Sub, each in form and substance satisfactory to JKP Sub and its legal counsel and duly executed by Bizarre;

                  (v) an employment agreement in the form of Exhibit 4.7(a)(v), duly executed by Keith Gordon (the "EMPLOYMENT AGREEMENT");

                  (vi) noncompetition agreements in the form of Exhibit 4.7(a)(vi), duly executed by each Shareholder (the "NONCOMPETITION AGREEMENTS");

                  (vii) a consulting agreement in the form of Exhibit 4.7(a)(vii), duly executed by Morton Gordon (the "CONSULTING AGREEMENT");

                  (viii) a certificate executed by Bizarre 1 and each Shareholder as to the accuracy of their representations and warranties as of the Effective Date and as of the Closing in accordance with Section 9.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 9.2;

                  (ix) a certificate executed by Bizarre 2 and each Shareholder as to the accuracy of their representations and warranties as of the Effective Date and as of the Closing in accordance with Section 9.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 9.2;

                  (x) a certificate of the Secretary of Bizarre 1: (a) certifying, as complete and accurate as of the Closing: (1) Part 4.1(a), Part 4.1(b), Part 4.1(d), Part 5.18(a) and Part 5.15(b); (2) the attached copies of the Governing Documents of Bizarre; (3) all attached requisite resolutions or actions of Bizarre's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 7.7; (b) certifying as to the incumbency and signatures of the officers of Bizarre executing this Agreement and any other document relating to the Contemplated Transactions; and
(c) certifying and attaching the requisite documents for amending the relevant Governing Documents of Bizarre required to effect such change of name in form sufficient for filing with the appropriate Governmental Body; and

                  (xi) a certificate of the Secretary of Bizarre 2: (a) certifying, as complete and accurate as of the Closing: (1) Part 4.1(a), Part 4.1(b), Part 4.1(d), Part 5.18(a) and Part 5.15(b); (2) the attached copies of the Governing Documents of Bizarre; (3) all attached requisite resolutions or actions of Bizarre's board of directors and shareholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of name contemplated by Section 7.8; (b) certifying as to the incumbency and signatures of the officers of Bizarre executing this Agreement and any other document relating to the Contemplated Transactions; and
(c) certifying and attaching the requisite documents for amending the relevant Governing Documents of Bizarre required to effect such change of name in form sufficient for filing with the appropriate Governmental Body.

            (b) On the Closing Date, JKP Sub shall deliver to Bizarre and Shareholders, as the case may be:

                  (i) the Unpaid Purchase Price by wire transfer to Bizarre's Account;

                  (ii) the Warrant in the form of Exhibit 4.3(b) executed by JKP;

                  (iii) the Assignment and Assumption Agreement in the form of
Exhibit 4.7(a)(ii) executed by JKP Sub;

                  (iv) the Employment Agreement in the form of Exhibit 4.7(a)(v) executed by JKP Sub;

                  (v) the Noncompetition Agreements in the form of Exhibit 4.7(a)(vi) executed by JKP Sub;

                  (vi) the Consulting Agreement in the form of Exhibit 4.7(a)(vii) executed by JKP Sub;

                  (vii) a certificate executed by the secretary of JKP Sub as to the accuracy of its representations and warranties as of the Effective Date and as of the Closing in accordance with Section 10.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 10.2; and

                  (viii) a certificate of the secretary of JKP Sub (a) certifying, as complete and accurate as of the Closing, the attached copies of the Governing Documents of JKP Sub; (b) and certifying and attaching all requisite resolutions or actions of JKP Sub's board of directors approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions; and (c) certifying to the incumbency and signatures of the officers of JKP Sub executing this Agreement and any other document relating to the Contemplated Transactions.

            4.8 PURCHASE PRICE ADJUSTMENT On the date that is thirty (30) days following the Closing Date (the "PURCHASE PRICE ADJUSTMENT DATE"), the Purchase Price shall be adjusted as follows:

            (a) Accounts Receivable. To the extent that JKP Sub has assumed any Uncollectible Accounts pursuant to Section 4.1(c) hereof, there shall be a pro rata deduction from the Purchase Price in the amount of each Uncollectible Account; provided, however, that from time to time after the Purchase Price Adjustment Date, the Purchase Price shall be adjusted in accordance with the foregoing provision.

            (b) Inventory. To the extent that JKP Sub has (i) not received all Inventory set forth on Part 4.1(b) prior to the date that is thirty (30) days following the Closing Date or (ii) received Damaged Inventory, there shall be a pro rata deduction from the Purchase Price as follows:

Missing/Damaged Item      Cost
--------------------      ----
DVD                    $1.25/each
VHS                    $1.50/each
DVD Insert             $0.10/each
VHS Boxes              $0.40/each

To the extent that JKP Sub has received Inventory in excess of the amount of Inventory set forth on Part 4.1(b), the Purchase Price shall be increased in the amount of the cost (as delineated in the table above) of each additional item of Inventory and JKP shall remit the excess to Bizarre.

            4.9 CONSENTS (a) If there are any Material Consents that have not yet been obtained (or otherwise are not in full force and effect) as of the Closing, in the case of each Bizarre Contract as to which such Material Consents were not obtained (or otherwise are not in full force and effect (the "RESTRICTED MATERIAL CONTRACTS"), JKP Sub may waive the closing conditions as to any such Material Consent and either:

                  (i) elect to have Bizarre continue its efforts to obtain the Material Consents; or

                  (ii) elect to have Bizarre retain that Restricted Material Contract and all Liabilities arising therefrom or relating thereto.

            If JKP Sub elects to have Bizarre continue its efforts to obtain any Material Consents and the Closing occurs, notwithstanding Sections 4.1 and 4.4, neither this Agreement nor the Assignment and Assumption Agreement nor any other document related to the consummation of the Contemplated Transactions shall constitute a sale, assignment, assumption, transfer, conveyance or delivery or an attempted sale, assignment, assumption, transfer, conveyance or delivery of the Restricted Material Contracts, and following the Closing, the parties shall use best efforts, and cooperate with each other, to obtain the Material Consent relating to each Restricted Material Contract as quickly as practicable. Pending the obtaining of such Material Consents relating to any Restricted Material Contract, the parties shall cooperate with each other in any reasonable and lawful arrangements designed to provide to JKP Sub the benefits of use of the Restricted Material Contract for its term (or any right or benefit arising thereunder, including the enforcement for the benefit of JKP Sub of any and all rights of Bizarre against a third party thereunder). Once a Material Consent for the sale, assignment, assumption, transfer, conveyance and delivery of a Restricted Material Contract is obtained, Bizarre shall promptly assign, transfer, convey and deliver such Restricted Material Contract to JKP Sub, and JKP Sub shall assume the obligations under such Restricted Material Contract assigned to JKP Sub from and after the date of assignment to JKP Sub pursuant to a special-purpose assignment and assumption agreement substantially similar in terms to those of the Assignment and Assumption Agreement (which special-purpose agreement the parties shall prepare, execute and deliver in good faith at the time of such transfer, all at no additional cost to JKP Sub).

      5. REPRESENTATIONS AND WARRANTIES OF BIZARRE AND SHAREHOLDERS

            Bizarre and each Shareholder represent and warrant, jointly and severally, to JKP Sub as follows:

            5.1 ORGANIZATION AND GOOD STANDING

            (a) Part 5.1(a) contains a complete and accurate list of the jurisdiction of incorporation of each of Bizarre 1 and Bizarre 2 and any other jurisdictions in which either Bizarre 1 or Bizarre 2 is qualified to do business as a foreign corporation. Each of Bizarre 1 and Bizarre 2 is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with full corporate power and authority to conduct the Business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Bizarre Contracts. Each of Bizarre 1 and Bizarre 2 is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

            (b) Complete and accurate copies of the Governing Documents of both Bizarre 1 and Bizarre 2, as currently in effect, are attached to Part 5.1(b).

            (c) Neither Bizarre 1 nor Bizarre 2 has any Subsidiary and, except as disclosed in Part 5.1(c), neither Bizarre 1 nor Bizarre 2 own any shares of capital stock or other securities of any other Person.

            5.2 ENFORCEABILITY; AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid and binding obligation of Bizarre and each Shareholder, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Bizarre and Shareholders of the Employment Agreement, the Noncompetition Agreement and each other agreement to be executed or delivered by any or all of Bizarre and Shareholders at the Closing (collectively, "BIZARRE'S CLOSING DOCUMENTS"), each of Bizarre's Closing Documents will constitute the legal, valid and binding obligation of each of Bizarre and the Shareholders, enforceable against each of them in accordance with its terms. Bizarre has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Bizarre's Closing Documents to which it is a party and to perform its obligations under this Agreement and Bizarre's Closing Documents, and such action has been duly authorized by all necessary action by Bizarre's shareholders and board of directors. Each Shareholder has all necessary legal capacity to enter into this Agreement and Bizarre's Closing Documents to which such Shareholder is a party and to perform his obligations hereunder and thereunder.

            (b) Except as set forth in Part 5.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) Breach (A) any provision of any of the Governing Documents of either Bizarre 1 or Bizarre 2 or (B) any resolution adopted by the board of directors or the shareholders of either Bizarre 1 or Bizarre 2;

                  (ii) Breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Bizarre or either Shareholder, or any of the Assets, may be subject;

                  (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Bizarre or that otherwise relates to the Assets or to the Business;

                  (iv) cause JKP Sub to become subject to, or to become liable for the payment of, any Tax, except to the extent that JKP Sub has expressly assumed such tax liability pursuant to Section 4.4 (a)(ii);

                  (v) Breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Bizarre Contract;

                  (vi) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or

                  (vii) result in any shareholder of Bizarre having the right to exercise dissenters' appraisal rights.

            (c) Except as set forth in Part 5.2(c), neither Bizarre nor either Shareholder is required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            5.3 CAPITALIZATION

            The authorized equity securities of Bizarre 1 consists of two hundred (200) shares of common stock, no par value, of which twenty (20) shares are issued and outstanding, ten (10) of which are owned by A and ten (10) of which are owned by B. The authorized equity securities of Bizarre 2 consists of two hundred (200) shares of common stock, no par value, of which twenty (20) shares are issued and outstanding, ten (10) of which are owned by A and ten (10) of which are owned by B. Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the shares owned by each of them, free and clear of all Encumbrances. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of either Bizarre 1 or Bizarre 2. None of the outstanding equity securities of either Bizarre 1 or Bizarre 2 was issued in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any other Legal Requirement.

            5.4 FINANCIAL STATEMENTS

            Bizarre has delivered or will deliver to JKP Sub upon request therefor: (a) accountant prepared review statements of Bizarre 1 as at December 31, 2003 and of Bizarre 2 as at January 31, 2004 (including any notes thereto, collectively, the "FINANCIAL STATEMENT"), and the related statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended,
(b) financial statements for each of the fiscal years 2001 through 2003, and (c) unaudited balance sheets of Bizarre 1 as at March 31, 2004 and of Bizarre 2 as at April 30, 2004, (collectively, the "INTERIM BALANCE SHEET") and the related unaudited statements of income, changes in shareholders' equity, and cash flows for the months then ended, certified by Bizarre's chief financial officer. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Bizarre as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. All of the financial statements reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. All of the financial statements have been and will be prepared from and are in accordance with the accounting Records of Bizarre. Bizarre has also delivered to JKP Sub or will deliver upon request therefor, copies of all letters from Bizarre's accountants to Bizarre's board of directors or the audit committee thereof during the thirty-six (36) months preceding the Effective Date, together with copies of all responses thereto.

            5.5 BOOKS AND RECORDS

            The books of account and other financial Records of Bizarre, all of which have been made available or will be made available to JKP Sub upon request therefor, are complete and correct and represent actual, bona fide transactions and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act (regardless of whether Bizarre is subject to that Section or not), including the maintenance of an adequate system of internal controls. The minute books of Bizarre, all of which have been made available to JKP Sub, contain accurate and complete Records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of Bizarre, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

            5.6 SUFFICIENCY OF ASSETS

            To the Knowledge of Bizarre, (a) Part 4.1(a) contains a complete and accurate list of all of Bizarre's Tangible Personal Property as of the Effective Date and as of the Closing Date and (b) Part 4.1(b) contains a complete and accurate list of all of Bizarre's Inventories as of the date hereof and as of the Closing Date. Except as set forth in Part 5.6, the Assets (x) constitute all of the assets, tangible and intangible, of any nature whatsoever, necessary to operate the Business in the manner presently operated by Bizarre and (y) include all of the operating assets of Bizarre.

            5.7 DESCRIPTION OF LEASED REAL PROPERTY

            Part 5.7 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Bizarre has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiration date) of all real property leases.

            5.8 TITLE TO ASSETS; ENCUMBRANCES

            (a) Bizarre owns good and transferable title to all of the Assets free and clear of any Encumbrances other than those described in Part 5.8(a). At the time of Closing, all of the Assets shall be free and clear of all Encumbrances other than those identified on Part 5.8(a) as acceptable to JKP Sub ("PERMITTED ENCUMBRANCES").

            (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear accepted, is suitable for immediate use in the Ordinary Course of Business and is free from latent and patent defects. No item of Tangible Personal Property is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 5.8(b), all Tangible Personal Property used in Bizarre's business is in the possession of Bizarre.

            5.9 ACCOUNTS RECEIVABLE

            All Accounts Receivable that are reflected on the Financial Statement or the Interim Balance Sheet or on the accounting Records of Bizarre as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Bizarre in the Ordinary Course of Business. Except to the extent paid prior to the Closing Date, such Accounts Receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheet or the Financial Statement (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve on the Financial Statement, will not represent a greater percentage of the Accounts Receivable reflected on the Financial Statement than the reserve reflected on the Interim Balance Sheet represented of the Accounts Receivable reflected thereon and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of such Accounts Receivable either has been or will be collected in full, without any setoff, within one hundred twenty (120) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the Ordinary Course of Business of Bizarre, under any Contract with any account debtor of an Account Receivable relating to the amount or validity of such Account Receivable. Part 5.9 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such Account Receivable.

            5.10 INVENTORIES

            An accurate and complete list setting forth the title of each motion picture (or other project) in Bizarre's library (each, a "PICTURE") and the number of copies of each Picture (or other Project) contained in the Inventory in each medium is set forth in Part 5.10. All items included in the Inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the Ordinary Course of Business of Bizarre except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheet or on the accounting Records of Bizarre as of the Closing Date, as the case may be. Bizarre is not in possession of any inventory not owned by Bizarre, including goods already sold. Inventories now on hand that were manufactured after the date of the Interim Balance Sheet were produced in the Ordinary Course of Business of Bizarre at a cost not exceeding market prices prevailing at the time of production. The quantities of each item of Inventories are not excessive but are reasonable in the present circumstances of Bizarre.

            5.11 NO UNDISCLOSED LIABILITIES

            Except as set forth in Part 5.11, Bizarre has no Liability except for Liabilities reflected or reserved against in the Interim Balance Sheet or Financial Statement and current liabilities incurred in the Ordinary Course of Business of Bizarre since the date of the Interim Balance Sheet.

            5.12 TAXES

            (a) Tax Returns Filed and Taxes Paid. Bizarre has filed or caused to be filed on a timely basis all Tax Returns and all reports with respect to Taxes that are or were required to be filed pursuant to applicable Legal Requirements. All Tax Returns and reports filed by Bizarre are true, correct and complete. Bizarre has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Bizarre, except such Taxes, if any, as are listed in Part 5.12(a) and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Financial Statement and the Interim Balance Sheet. Except as provided in Part 5.12(a), Bizarre currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Bizarre does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Bizarre has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.

            (b) Delivery of Tax Returns and Information Regarding Audits and Potential Audits. Bizarre has delivered, made available or will deliver to JKP Sub upon request therefor, copies of, and Part 5.12(b) contains a complete and accurate list of, all Tax Returns filed since December 31, 2001. The federal and state income or franchise Tax Returns of Bizarre have been audited by the IRS or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 2003. Part 5.12(b) contains a complete and accurate list of all Tax Returns of Bizarre that have been audited or are currently under audit and accurately describe any deficiencies or other amounts that were paid or are currently being contested. To the Knowledge of Bizarre, no undisclosed deficiencies are expected to be asserted with respect to any such audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or are being contested in good faith by appropriate proceedings as described in Part 5.12(b). Bizarre has delivered, made available, or will deliver to JKP Sub upon request therefor, copies of any examination reports, statements or deficiencies or similar items with respect to such audits. Except as provided in Part 5.12(b), Bizarre has no Knowledge that any Governmental Body is likely to assess any additional taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Taxes of Bizarre either (i) claimed or raised by any Governmental Body in writing or (ii) as to which Bizarre has Knowledge. Part 5.12(b) contains a list of all Tax Returns for which the applicable statute of limitations has not run. Except as described in Part 5.12(b), Bizarre has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Bizarre or for which Bizarre may be liable.

            (c) Proper Accrual. The charges, accruals and reserves with respect to Taxes on the Records of Bizarre are adequate (determined in accordance with GAAP) and are at least equal to Bizarre's liability for Taxes. There exists no proposed tax assessment or deficiency against Bizarre except as disclosed in the Interim Balance Sheet or in Part 5.12(c).

            (d) Specific Potential Tax Liabilities and Tax Situations.

                  (i) Withholding. All Taxes that Bizarre is or was required by Legal Requirements to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

                  (ii) Tax Sharing or Similar Agreements. There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation or similar written or unwritten agreement, arrangement, understanding or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other arrangement relating to Taxes) that will require any payment by Bizarre.

                  (iii) Consolidated Group. Bizarre (A) has not been a member of an affiliated group within the meaning of Code Section 1504(a) (or any similar group defined under a similar provision of state, local or foreign law) and (B) has no liability for Taxes of any person (other than Bizarre and its Subsidiaries) under Treas. Reg. sect. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor by contract or otherwise.

                  (iv) Bizarre 1 is an S corporation as defined in Code Section 1361, and Bizarre 1 is not and has not been subject to either the built-in-gains tax under Code Section 1374 or the passive income tax under Code Section 1375.
Part 5.12(d)(iv) lists all the states and localities with respect to which Bizarre 1 is required to file any corporate, income or franchise tax returns and sets forth whether Bizarre 1 is treated as the equivalent of an S corporation by or with respect to each such state or locality. Bizarre 1 has properly filed Tax Returns with and paid and discharged any liabilities for taxes in any states or localities in which it is subject to Tax. Part 5.12(d)(iv) lists all the states and localities with respect to which Bizarre 2 is required to file any corporate, income or franchise tax returns. Bizarre 2 has properly filed Tax Returns with and paid and discharged any liabilities for taxes in any states or localities in which it is subject to Tax.

                  (v) Substantial Understatement Penalty. Bizarre has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.

            5.13 NO MATERIAL ADVERSE CHANGE

            Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, prospects, assets, results of operations or condition (financial or other) of Bizarre, and no event has occurred or circumstance exists that may result in such a material adverse change.

            5.14 EMPLOYEES; EMPLOYEE BENEFITS

            (a) Part 5.14(a) contains true and complete information as to (i) the names, titles, current salaries and 2003 bonuses, if any, change in compensation since December 31, 2003, sick and vacation leave that is accrued and unused and service credited for purposes of vesting and eligibility to participate under any employee plan or other employer or director benefit plan of all employees of Bizarre and (ii) a list of all employment or independent contractor agreements of Bizarre, true and complete copies of which have been delivered or will be delivered to JKP Sub upon request therefor. Except as set forth on Part 5.14(a), Bizarre has none of the following relating to the
Business: (A) contracts with labor organizations or individual employees; (B) "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"); (C) other profit sharing, deferred compensation, bonus, stock option, stock purchase, welfare, vacation, holiday, sick pay, or other plans or arrangements which are maintained or contributed to by Bizarre; or (D) employee regulations or handbooks. All employees are terminable at will at no cost to Bizarre other than its liabilities to employees for unused or unpaid earned vacation and other time off, which liabilities have been properly recorded on Bizarre's books.

            (b) To the Knowledge of Bizarre, no officer, director, agent, employee, consultant, or contractor of Bizarre is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the business of Bizarre or (ii) to assign to Bizarre or to any other Person any rights to any Work. No former or current employee of Bizarre is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Bizarre or JKP Sub to conduct the Business.

            (c) Bizarre has complied in all respects with all Legal Requirements under any applicable law of any jurisdiction relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements, the payment of social security and similar Taxes and occupational safety and health. Bizarre is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

            (d) Except as disclosed in Part 5.14(d), (i) Bizarre has not been, and is not now, a party to any collective bargaining agreement or other labor contract, (ii) there is not pending or, to Bizarre's Knowledge, threatened against or affecting Bizarre any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, (iii) no grievance or arbitration Proceeding exists that might have an adverse effect upon Bizarre or the conduct of its business; and (iv) to Bizarre's Knowledge there has been no charge of discrimination filed against or threatened against Bizarre with the Equal Employment Opportunity Commission or similar Governmental Body.

            5.15 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

            (a) Except as set forth in Part 5.15(a):

                  (i) Bizarre is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Bizarre of, or a failure on the part of Bizarre to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Bizarre to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) Bizarre has not at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Bizarre to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

            (b) Part 5.15(b) contains a complete and accurate list of each Governmental Authorization that is held by Bizarre or that otherwise relates to the Business or the Assets. Each Governmental Authorization listed or required to be listed in Part 5.15(b) is valid and in full force and effect. Except as set forth in Part 5.15(b):

                  (i) Bizarre is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 5.15(b);

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Part 5.15(b) or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Part 5.15(b);

                  (iii) Bizarre has not at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
Part 5.15(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

            The Governmental Authorizations listed in Part 5.15(b) collectively constitute all of the Governmental Authorizations necessary to permit Bizarre to lawfully conduct and operate its business in the manner in which it currently conducts and operates such business and to permit Bizarre to own and use its assets in the manner in which it currently owns and uses such assets.

            5.16 LEGAL PROCEEDINGS; ORDERS

            (a) Except as set forth in Part 5.16(a), there is no pending or, to Bizarre's Knowledge, threatened Proceeding:

                  (i) by or against Bizarre or that otherwise relates to or may affect the business of, or any of the assets owned or used by, Bizarre; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

            To the Knowledge of Bizarre, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Bizarre has delivered or will deliver to JKP Sub upon request therefor, copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 5.16(a). There are no Proceedings listed or required to be listed in Part 5.16(a) that could have a material adverse effect on the business, operations, assets, condition or prospects of Bizarre or upon the Assets.

            (b) Except as set forth in Part 5.16(b):

                  (i) there is no Order to which Bizarre, the Business or any of the Assets is subject; and

                  (ii) to the Knowledge of Bizarre, no officer, director, agent or employee of Bizarre is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

            (c) Except as set forth in Part 5.16(c):

                  (i) Bizarre is, and, at all times has been in compliance with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

                  (ii) no event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Bizarre or any of the Assets is subject; and

                  (iii) Bizarre has not at any time received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Bizarre or any of the Assets is or has been subject.

            5.17 ABSENCE OF CERTAIN CHANGES AND EVENTS

            Except with respect to the Contemplated Transactions and as otherwise set forth in Part 5.17, since the date of the Interim Balance Sheet, Bizarre has conducted the Business only in the Ordinary Course of Business and there has not been any:

            (a) change in Bizarre's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of Bizarre or issuance of any security convertible into such capital stock;

            (b) amendment to the Governing Documents of Bizarre;

            (c) payment (except in the Ordinary Course of Business) or increase by Bizarre of any bonuses, salaries or other compensation to any shareholder, director, officer or employee or entry into any employment, severance or similar Contract with any director, officer or employee;

            (d) adoption of, amendment to or increase in the payments to or benefits under, any employee plan;

            (e) damage to or destruction or loss of any Asset, whether or not covered by insurance;

            (f) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which Bizarre is a party;

            (g) sale, lease or other disposition of any Asset or property of Bizarre (including the Intellectual Property Assets) or the creation of any Encumbrance on any Asset;

            (h) cancellation or waiver of any claims or rights with a value to Bizarre in excess of $5,000;

            (i) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with Bizarre;

            (j) material change in the accounting methods used by Bizarre; or

            (k) Contract by Bizarre to do any of the foregoing.

            5.18 CONTRACTS; NO DEFAULTS

            (a) Except with respect to the Contemplated Transactions, Part 5.18(a) contains an accurate and complete list, and Bizarre has delivered or will deliver to JKP Sub upon request therefor, accurate and complete copies, of:

                  (i) each Bizarre Contract that involves performance of services or delivery of goods or materials by Bizarre;

                  (ii) each Bizarre Contract that involves performance of services or delivery of goods or materials to Bizarre;

                  (iii) each Bizarre Contract that was not entered into in the Ordinary Course of Business;

                  (iv) each Bizarre Contract affecting the ownership of, leasing of, title to, use of or any leasehold or other interest in any personal property used in the Business;

                  (v) each Bizarre Contract with any labor union or other employee representative of a group of employees relating to wages, hours and other conditions of employment;

                  (vi) each Bizarre Contract (however named) involving a sharing of profits, losses, costs or liabilities by Bizarre with any other Person;

                  (vii) each Bizarre Contract containing covenants that in any way purport to restrict Bizarre's business activity or limit the freedom of Bizarre to engage in any line of business or to compete with any Person;

                  (viii) each Bizarre Contract providing for payments to or by any Person based on sales, purchases or profits, other than direct payments for goods;

                  (ix) each power of attorney of Bizarre that is currently effective and outstanding;

                  (x) each Bizarre Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Bizarre to be responsible for consequential damages;

                  (xi) each Bizarre Contract for capital expenditures;

                  (xii) each Bizarre Contract not denominated in U.S. dollars;

                  (xiii) each written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Bizarre other than in the Ordinary Course of Business; and

                  (xiv) each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

            Part 5.18(a) sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of Bizarre under the Contracts and the location of Bizarre's office where details relating to the Contracts are located.

            (b) Except as set forth in Part 5.18(b), neither Shareholder has or may acquire any rights under, and neither Shareholder has or may become subject to any obligation or liability under, any Contract that relates to the Business or any of the Assets.

            (c) Except as set forth in Part 5.18(c):

                  (i) each Contract identified or required to be identified in
Part 5.18(a) and which is to be assigned to or assumed by JKP Sub under this Agreement is in full force and effect and is valid and enforceable in accordance with its terms;

                  (ii) each Contract identified or required to be identified in
Part 5.18(a) and which is being assigned to or assumed by JKP Sub is assignable by Bizarre to JKP Sub without the consent of any other Person; and

                  (iii) to the Knowledge of Bizarre, no Contract identified or required to be identified in Part 5.18(a) and which is to be assigned to or assumed by JKP Sub under this Agreement will upon completion or performance thereof have a material adverse affect on the Business, Assets or condition of Bizarre or the business to be conducted by JKP Sub with the Assets.

            (d) Except as set forth in Part 5.18(d):

                  (i) Bizarre is, and at all times has been, in compliance with all applicable terms and requirements of each Bizarre Contract which is being assumed by JKP Sub;

                  (ii) each other Person that has or had any obligation or liability under any Bizarre Contract which is being assigned to JKP Sub is, and at all times has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Bizarre or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Bizarre Contract that is being assigned to or assumed by JKP Sub;

                  (iv) no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets; and

                  (v) Bizarre has not at any time given to or received from any other Person any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or Breach of, or default under, any Contract which is being assigned to or assumed by JKP Sub.

            (e) There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Bizarre under current or completed Contracts with any Person having the contractual or statutory right to demand or require such renegotiation and no such Person has made written demand for such renegotiation.

            (f) Each Contract relating to the sale, design, manufacture or provision of products or services by Bizarre has been entered into in the Ordinary Course of Business of Bizarre and has been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

            5.19 ENVIRONMENTAL MATTERS

            Except as disclosed in Part 5.19:

            (a) Bizarre is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither Bizarre nor either Shareholder has any Knowledge of or any basis to expect, nor has any of them or any other

Person for whose conduct they are or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any Facilities, that relates to Hazardous Activity, Hazardous Materials or of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which Bizarre has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by Bizarre or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

            5.20 INTELLECTUAL PROPERTY ASSETS

            (a) The term "INTELLECTUAL PROPERTY ASSETS" means all intellectual property owned or licensed (as licensor or licensee) by Bizarre in which Bizarre has a proprietary interest, including:

                  (i) Bizarre's name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, "MARKS");

                  (ii) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "PATENTS");

                  (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

                  (iv) all rights in mask works;

                  (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, "TRADE SECRETS"); and

                  (vi) all rights in Internet websites and Internet domain names presently used by Bizarre (collectively "NET NAMES").

            (b) Except with respect to the Contemplated Transactions, Part 5.20(b) contains a complete and accurate list and summary description, including any royalties paid or received by Bizarre, and Bizarre has delivered or will deliver to JKP Sub upon request therefor, accurate and complete copies, of all Bizarre Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs with a value of less than $500 under which Bizarre is the licensee. There are no outstanding and, to Bizarre's Knowledge, no threatened disputes or disagreements with respect to any such Contract.

            (c) (i) Except as set forth in Part 5.20(c), the Intellectual Property Assets are all those necessary for the operation of the Business as it is currently conducted. Bizarre is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 5.20(c).

                  (ii) Except as set forth in Part 5.20(c), all former and current employees of Bizarre have executed (A) work-for-hire agreements that assign to Bizarre all rights of any such employee to any Work and each work-for-hire agreement constitutes a work-for-hire agreement under the United States Copyright Act, 17 U.S.C. sect. 101, et. seq.; and, if applicable, (B) written Contracts with Bizarre that assign to Bizarre all rights to any inventions, improvements, discoveries or information relating to the Business.

            (d) Bizarre has no issued Patents or outstanding Patent applications.

            (e) (i) Part 5.20(e) contains a complete and accurate list and summary description of all Marks.

                  (ii) All Marks have been registered with the United States Patent and Trademark Office, are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Bizarre's Knowledge, no such action is threatened with respect to any of the Marks.

                  (iv) To Bizarre's Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

                  (v) No Mark is infringed or, to Bizarre's Knowledge, has been challenged or threatened in any way. None of the Marks used by Bizarre infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

            (f) (i) Part 5.20(f) contains a complete and accurate list and summary description of all Copyrights.

                  (ii) All of the registered Copyrights are currently in compliance with formal Legal Requirements, are valid and enforceable, and are not subject to any maintenance fees or Taxes or actions falling due within ninety (90) days after the date of Closing.

                  (iii) No Copyright is infringed or, to Bizarre's Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

            (g) (i) Part 5.20(g) contains a complete and accurate list and summary description of all Net Names.

                  (ii) All Net Names have been registered in the name of Bizarre and are in compliance with all formal Legal Requirements.

                  (iii) No Net Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Bizarre's Knowledge, no such action is threatened with respect to any Net Name.

                  (iv) To Bizarre's Knowledge, there is no domain name application pending of any other person which would or would potentially interfere with or infringe any Net Name.

                  (v) No Net Name is infringed or, to Bizarre's Knowledge, has been challenged, interfered with or threatened in any way. No Net Name infringes, interferes with or is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

            5.21 COMPLIANCE WITH THE FOREIGN CORRUPT PRACTICES ACT AND EXPORT CONTROL AND ANTIBOYCOTT LAWS

            (a) Bizarre and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of one hundred dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment in excess of two percent (2%) of any amount payable, to:

                  (i) any person who is an official, officer, agent, employee or representative of any Governmental Body or of any existing or prospective customer (whether government owned or nongovernment owned);

                  (ii) any political party or official thereof;

                  (iii) any candidate for political or political party office;
or

                  (iv) any other individual or entity;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual, or any entity affiliated with such customer, political party or official or political office.

            (b) Except as set forth in Part 5.21(b), Bizarre has made all payments to Third Parties by check mailed to such Third Parties' principal place of business or by wire transfer to a bank located in the same jurisdiction as such party's principal place of business.

            (c) Each transaction is properly and accurately recorded on the books and Records of Bizarre, and each document upon which entries in Bizarre's books and Records are based is complete and accurate in all respects. Bizarre maintains a system of internal accounting controls adequate to insure that Bizarre maintains no off-the-books accounts and that the Assets are used only in accordance with Bizarre's management directives.

            (d) Bizarre has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. No product sold or service provided by Bizarre during the last five (5) years has been, directly or indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya or North Korea.

            (e) Except as set forth in Part 5.21(e), Bizarre has not violated the antiboycott prohibitions contained in 50 U.S.C. sect. 2401 et seq. or taken any action that can be penalized under Section 999 of the Code. Except as set forth in Part 5.21(e), during the last five (5) years, Bizarre has not been a party to, is not a beneficiary under and has not performed any service or sold any product under any Bizarre Contract under which a product has been sold to customers in Bahrain, Iraq, Jordan, Kuwait, Lebanon, Libya, Oman, Quatar, Saudi Arabia, Sudan, Syria, United Arab Emirates or the Republic of Yemen.

            5.22 COMPLIANCE WITH OBSCENITY LAWS

            Except as set forth in Part 5.22, Bizarre is, and has at all times been, in full compliance with each legal requirement set forth in 8 U.S.C. sects. 1461, 1462 and 1465; The CAN-SPAM Act of 2003; The Communications Decency Act of 1995; The Child Online Protection Act; The Children's Internet Protection Act of 2000; The Child Pornography Prevention Act; and all applicable, state laws, international laws or any other Legal Requirement concerning or relating to the production, manufacture, distribution or dissemination of obscene materials (collectively, "OBSCENITY LAWS").

            5.23 RELATIONSHIPS WITH RELATED PERSONS

            Except as disclosed in Part 5.23, neither Bizarre nor either Shareholder nor any Related Person of any of them has, or since the first day of the next to last completed fiscal year of Bizarre has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business. Neither Bizarre nor either Shareholder nor any Related Person of any of them owns, or has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Bizarre other than business dealings or transactions disclosed in Part 5.23, each of which has been conducted in the Ordinary Course of Business with Bizarre at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Bizarre with respect to any line of the products or services of Bizarre (a "COMPETING BUSINESS") in any market presently served by Bizarre, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 5.23, neither Bizarre nor either Shareholder nor any Related Person of any of them is a party to any Contract with, or has any claim or right against, Bizarre.

            5.24 BROKERS OR FINDERS

            Neither Bizarre nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the sale of the Business or the Assets or the Contemplated Transactions.

            5.25 SECURITIES LAW MATTERS

            (a) Bizarre is acquiring the Warrants for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

            (b) Bizarre confirms that JKP Sub has made available to Bizarre and its Representatives the opportunity to ask questions of the officers and management employees of JKP Sub and to acquire such additional information about the business and financial condition of JKP Sub and JKP as Bizarre has requested, and all such information has been received.

            5.26 SOLVENCY

            (a) Bizarre is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, "insolvent" means that the sum of the debts and other probable Liabilities of Bizarre exceeds the present fair saleable value of Bizarre's assets.

            (b) Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Bizarre will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Bizarre will not have unreasonably small capital with which to conduct its present or proposed business; (iii) Bizarre will have assets (calculated at fair market value) that exceed its Liabilities; and (iv) taking into account all pending and threatened litigation, final judgments against Bizarre in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Bizarre will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Bizarre. The cash available to Bizarre, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

            5.27 DISCLOSURE

            (a) No representation or warranty or other statement made by Bizarre or either Shareholder in this Agreement, the Disclosure Letter, any supplement to the Disclosure Letter, the certificates delivered pursuant to Section 2.7, 4.7(a) or otherwise in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

            (b) Bizarre does not have Knowledge of any fact that has specific application to Bizarre (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of Bizarre that has not been set forth in this Agreement or the Disclosure Letter.

      6. REPRESENTATIONS AND WARRANTIES OF JKP SUB

            JKP Sub represents and warrants to Bizarre and Shareholders as follows:

            6.1 ORGANIZATION AND GOOD STANDING

            JKP Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is now conducted.

            6.2 AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid and binding obligation of JKP Sub, enforceable against JKP Sub in accordance with its terms. Upon the execution and delivery by JKP Sub of the License Documents at the Effective Date, and, the Assignment and Assumption Agreement, the Employment Agreement, the Consulting Agreement, the Warrants and each other agreement to be executed or delivered by JKP Sub at Closing (together with the License Documents collectively referred to herein as, "JKP SUB'S CLOSING DOCUMENTS"), each of JKP Sub's Closing Documents will constitute the legal, valid and binding obligation of JKP Sub, enforceable against JKP Sub in accordance with its respective terms. JKP Sub has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and JKP Sub's Closing Documents and to perform its obligations under this Agreement and JKP Sub's Closing Documents, and such action has been duly authorized by all necessary action.

            (b) Neither the execution and delivery of this Agreement by JKP Sub nor the consummation or performance of any of the Contemplated Transactions by JKP Sub will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of JKP Sub's Governing Documents;

                  (ii) any resolution adopted by the members of JKP Sub;

                  (iii) any Legal Requirement or Order to which JKP Sub may be subject; or

                  (iv) any Contract to which JKP Sub is a party or by which JKP Sub may be bound.

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

JKP Sub is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

            6.3 CERTAIN PROCEEDINGS

            There is no pending Proceeding that has been commenced against JKP Sub and that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions. To JKP Sub's Knowledge, no such Proceeding has been threatened.

      7. COVENANTS OF BIZARRE PRIOR TO CLOSING

            7.1 ACCESS AND INVESTIGATION

            Between the date of this Agreement and the Closing Date, and upon reasonable advance notice received from JKP Sub, Bizarre shall (and Shareholders shall cause Bizarre to) (a) afford JKP Sub and its Representatives (collectively, "JKP SUB GROUP") full and free access, during regular business hours, to Bizarre's personnel, properties Contracts, Governmental Authorizations, books and Records and other documents and data, such rights of access to be exercised in a manner that does not unreasonably interfere with the operations of Bizarre; (b) furnish JKP Sub Group with copies of all such Contracts, Governmental Authorizations, books and Records and other existing documents and data as JKP Sub may reasonably request; (c) furnish JKP Sub Group with such additional financial, operating and other relevant data and information as JKP Sub may reasonably request; and (d) otherwise cooperate and assist, to the extent reasonably requested by JKP Sub, with JKP Sub's investigation of the assets and financial condition related to Bizarre. In addition, JKP Sub shall have the right to have the Tangible Personal Property inspected by JKP Sub Group, at JKP Sub's sole cost and expense, for purposes of determining the physical condition and legal characteristics of the Tangible Personal Property.

            7.2 NEGATIVE COVENANT

            Between the date of this Agreement and the Closing Date neither Bizarre nor Shareholders shall (i) engage in the Business or any other business activity except as expressly authorized herein; or (ii) without the prior written Consent of JKP Sub, (a) take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Sections 5.13 or 5.17 would be likely to occur; (b) make any modification to any Contract or Governmental Authorization; (c) allow the levels of supplies or other materials included in the Assets to vary materially from the levels customarily maintained; or (d) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Assets, the Business or the Assumed Liabilities.

            7.3 REQUIRED APPROVALS

            As promptly as practicable after the date of this Agreement, Bizarre shall make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Bizarre and Shareholders also shall cooperate with JKP Sub and its Representatives with respect to all filings that JKP Sub elects to make or, pursuant to Legal

Requirements, shall be required to make in connection with the Contemplated Transactions. Bizarre and Shareholders also shall cooperate with JKP Sub and its Representatives in obtaining all Material Consents.

            7.4 NOTIFICATION

            Between the date of this Agreement and the Closing, Bizarre and Shareholders shall promptly notify JKP Sub in writing if any of them becomes aware of (a) any fact or condition that causes or constitutes a Breach of any of Bizarre's representations and warranties made as of the date of this Agreement or (b) the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Bizarre's or either Shareholders' discovery of, such fact or condition. Should any such fact or condition require any change to the Disclosure Letter, Bizarre shall promptly deliver to JKP Sub a supplement to the Disclosure Letter specifying such change. Such delivery shall not affect any rights of JKP Sub under Section 11.2 and Article 13. During the same period, Bizarre and Shareholders also shall promptly notify JKP Sub of the occurrence of any Breach of any covenant of Bizarre or Shareholders in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in
Article 9 impossible or unlikely.

            7.5 NO NEGOTIATION

            Until such time as this Agreement shall be terminated pursuant to
Section 11.1, neither Bizarre nor either Shareholder shall directly or indirectly solicit, initiate, encourage or entertain any inquiries or proposals from, discuss or negotiate with, provide any nonpublic information to or consider the merits of any inquiries or proposals from any Person (other than JKP Sub) relating to any business combination transaction involving Bizarre, including the sale by Shareholders of Bizarre's stock, the merger or consolidation of Bizarre or the sale of the Business or any of the Assets (other than in the Ordinary Course of Business). Bizarre and Shareholders shall notify JKP Sub of any such inquiry or proposal within twenty-four (24) hours of receipt or awareness of the same by Bizarre or either Shareholder.

            7.6 BEST EFFORTS

            Bizarre and Shareholders shall use their best efforts to cause the conditions in Article 9 and Section 12.1 to be satisfied.

            7.7 CHANGE OF NAME

            On or before the Closing Date, each of Bizarre 1 and Bizarre 2 shall
(a) amend its Governing Documents and take all other actions necessary to change its name to one sufficiently dissimilar to Bizarre's present name, in JKP Sub's judgment, to avoid confusion and (b) take all actions requested by JKP Sub to enable JKP Sub to change its name to any name containing the word Bizarre if JKP Sub shall so elect.

            7.8 PAYMENT OF LIABILITIES

            Bizarre shall pay or otherwise satisfy in the Ordinary Course of Business all of its Liabilities and obligations. JKP Sub and Bizarre hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) ("BULK SALES LAWS") in connection with the Contemplated Transactions.

      8. COVENANTS OF JKP SUB PRIOR TO CLOSING

            8.1 REQUIRED APPROVALS

            As promptly as practicable after the date of this Agreement, JKP Sub shall make, or cause to be made, all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions. JKP Sub also shall cooperate, and cause its Related Persons to cooperate, with Bizarre (a) with respect to all filings Bizarre shall be required by Legal Requirements to make and (b) in obtaining all Consents identified in Part 8.1, provided, however, that JKP Sub shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 8.1.

            8.2 BEST EFFORTS

            JKP Sub shall use its best efforts to cause the conditions in
Article 10 and Section 12.1 to be satisfied.

      9. CONDITIONS PRECEDENT TO JKP SUB'S OBLIGATION TO CLOSE

            JKP Sub's obligation to purchase the Assets and to take the other actions required to be taken by JKP Sub at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by JKP Sub, in whole or in part):

            9.1 ACCURACY OF REPRESENTATIONS

            (a) All of Bizarre's and Shareholders' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

            (b) Each of the representations and warranties in Sections 5.2(a) and 5.4, and each of the representations and warranties in this Agreement that contains an express materiality qualification, shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the time of the Closing as if then made, without giving effect to any supplement to the Disclosure Letter.

            9.2 BIZARRE'S PERFORMANCE

            All of the covenants and obligations that Bizarre and Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been duly performed and complied with in all material respects.

            9.3 CONSENTS

            Each of the Consents identified in Exhibit 9.3 (the "MATERIAL CONSENTS") shall have been obtained and shall be in full force and effect.

            9.4 ADDITIONAL DOCUMENTS

            Bizarre and Shareholders shall have caused the documents and instruments required by Section 4.7(a) and the following documents to be delivered (or tendered subject only to Closing) to JKP Sub:

            (a) an opinion of Jay W. Rosen, P.C., dated the Closing Date, in the form of Exhibit 9.4(a);

            (b) The certificate of incorporation and all amendments thereto of Bizarre 1, duly certified as of a recent date by the Secretary of State of the jurisdiction of Bizarre's incorporation;

            (c) The certificate of incorporation and all amendments thereto of Bizarre 2, duly certified as of a recent date by the Secretary of State of the jurisdiction of Bizarre's incorporation;

            (d) If requested by JKP Sub, any Consents or other instruments that may be required to permit JKP Sub's qualification in each jurisdiction in which Bizarre is licensed or qualified to do business as a foreign corporation under the name "Bizarre Video" or any derivative thereof;

            (e) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing and payment of all applicable state Taxes by Bizarre 1, executed by the appropriate officials of the State of New York and each jurisdiction in which Bizarre 1 is licensed or qualified to do business as a foreign corporation as specified in Part 5.1(a);

            (f) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing and payment of all applicable state Taxes by Bizarre 2, executed by the appropriate officials of the State of New York and each jurisdiction in which Bizarre 2 is licensed or qualified to do business as a foreign corporation as specified in Part 5.1(a);

            (g) Such other documents as JKP Sub may reasonably request for the purpose of:

                  (i) evidencing the accuracy of any of Bizarre's representations and warranties;

                  (ii) evidencing the performance by Bizarre or either Shareholder of, or the compliance by Bizarre or either Shareholder with, any covenant or obligation required to be performed or complied with by Bizarre or such Shareholder;

                  (iii) evidencing the satisfaction of any condition referred to in this Article 9; or

                  (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

            9.5 NO PROCEEDINGS

            Since the Effective Date, there shall not have been commenced or threatened against JKP Sub, or against any Related Person of JKP Sub, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

            9.6 NO CONFLICT

            Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause JKP Sub or any Related Person of JKP Sub to suffer any adverse consequence under (a) any applicable Legal Requirement or Order or (b) any Legal Requirement or Order that has been published, introduced or otherwise proposed by or before any Governmental Body, excluding Bulk Sales Laws.

            9.7 GOVERNMENTAL AUTHORIZATIONS

            JKP Sub shall have received such Governmental Authorizations as are necessary or desirable to allow JKP Sub to operate the Assets from and after the Closing.

            9.8 WARN ACT NOTICE PERIODS AND EMPLOYEES

            (a) All requisite notice periods under the Worker Adjustment and Retraining Notification Act (the "WARN ACT") shall have expired.

            (b) JKP Sub shall have entered into an employment agreement with Keith Gordon.

            (c) Substantially all other employees of Bizarre shall be available for hiring by JKP Sub, in its sole discretion, on and as of the Closing Date.

      10. CONDITIONS PRECEDENT TO BIZARRE'S OBLIGATION TO CLOSE

            Bizarre's obligation to sell the Assets and to take the other actions required to be taken by Bizarre at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Bizarre in whole or in part):

            10.1 ACCURACY OF REPRESENTATIONS

            All of JKP Sub's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

            10.2 JKP SUB'S PERFORMANCE

            All of the covenants and obligations that JKP Sub is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), shall have been performed and complied with in all material respects.

            10.3 CONSENTS Each of the Consents identified in Exhibit 9.3 shall have been obtained and shall be in full force and effect.

            10.4 ADDITIONAL DOCUMENTS

            JKP Sub shall have caused the documents and instruments required by
Section 4.7(b) and the following documents to be delivered (or tendered subject only to Closing) to Bizarre and Shareholders:

            (a) such other documents as Bizarre may reasonably request for the purpose of

                  (i) evidencing the accuracy of any representation or warranty of JKP Sub,

                  (ii) evidencing the performance by JKP Sub of, or the compliance by JKP Sub with, any covenant or obligation required to be performed or complied with by JKP Sub or

                  (iii) evidencing the satisfaction of any condition referred to in this Article 10.

            10.5 NO INJUNCTION

            There shall not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

      11. TERMINATION

            11.1 TERMINATION EVENTS

            (a) Subject to Section 11.2, this Agreement may be terminated as follows:

                  (i) by JKP Sub if a material Breach of any provision of this Agreement has been committed by Bizarre or Shareholders and such Breach has not been waived by JKP Sub;

                  (ii) by Bizarre if a material Breach of any provision of this Agreement has been committed by JKP Sub and such Breach has not been waived by Bizarre; or

                  (iii) by mutual consent of JKP Sub and Bizarre.

                  (iv) by JKP Sub if the Closing has not occurred on or before January 7, 2005, or such later date as the parties may agree upon, unless JKP Sub is in material Breach of this Agreement; or

                  (v) by Bizarre if the Closing has not occurred on or before January 7, 2005, or such later date as the parties may agree upon, unless Bizarre or Shareholders are in material Breach of this Agreement.

            11.2 EFFECT OF TERMINATION

            Each party's right of termination under Section 11.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 11.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 11.2 and Articles 13 and 14 (except for those in Section 14.6) will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

            12. ADDITIONAL COVENANTS

            12.1 PAYMENT OF ALL TAXES RESULTING FROM SALE OF ASSETS

            (a) Taxes Liability Assumed Pursuant to Section 4.4(a)(ii). The amount payable by JKP Sub to Bizarre for certain Tax liability assumed by JKP Sub pursuant to Section 4.4(a)(ii) hereof shall be determined in accordance with the following procedure: the accountants for Bizarre shall present to JKP Sub a calculation of the tax liability incurred by Bizarre in connection with the exercise by JKP Sub of the Option, and shall include therewith any supporting documentation with respect to tax basis, current deductions and losses and net operating losses, and, in addition, Bizarre's accountants shall provide JKP Sub with any other documents that JKP Sub may request in order to verify the actual tax liability payable by Bizarre. JKP Sub shall pay the amount determined under this Section 12.1(a) to Bizarre on April 1, 2006.

            (b) Payment of all other Taxes. Subject to the terms and conditions set forth in Section 12.1(a) above, each of JKP Sub and Bizarre shall prepare all tax returns or other filings required to be filed by such party in connection with the Contemplated Transactions. In addition to the conditions set forth in Section 12.1(a), Bizarre shall provide JKP Sub with copies of any tax return or other filing that it intends to submit at least fourteen (14) days prior to the date on which such filing is due. JKP Sub shall have the right to review and comment on any such filing and Bizarre shall use its best efforts to accommodate all JKP Sub comments. The parties shall cooperate with each other to ensure that all filings are made on a timely basis. Notwithstanding the foregoing, each party shall pay in a timely manner all Taxes payable by or imposed on it in connection with any of the Contemplated Transactions.

            12.2 PAYMENT OF OTHER RETAINED LIABILITIES

            Bizarre shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities and other Liabilities of Bizarre under this Agreement. If any such Liabilities are not so paid or provided for, or if JKP Sub reasonably determines that failure to make any payments will impair JKP Sub's use or enjoyment of the Assets or conduct of the business previously conducted by Bizarre with the Assets, JKP Sub may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so).

            12.3 RESTRICTIONS ON BIZARRE DISSOLUTION AND DISTRIBUTIONS

            Bizarre shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until the later of (a) Bizarre's payment, or adequate provision for the payment, of all of its obligations pursuant to Sections 12.1 and 12.2; or (c) the lapse of more than one year after the Closing Date.

            12.4 REPORTS AND RETURNS

            Bizarre shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the Business as conducted using the Assets, up to and including the Closing Date.

            12.5 ASSISTANCE IN PROCEEDINGS

            Bizarre will cooperate with JKP Sub and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Bizarre or its business or either Shareholder.

            12.6 NONCOMPETITION, NONSOLICITATION AND NONDISPARAGEMENT

            (a) Noncompetition. Except as otherwise set forth on Part 12.6(a), for a period of two (2) years after the Closing Date (the "NON-COMPETITION PERIOD"), neither Bizarre nor either of the Shareholders shall, anywhere throughout, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the business, provided, however, that Bizarre may purchase or otherwise acquire up to (but not more than) ten percent (10%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

            (b) Nonsolicitation. During the Non-Competition Period, neither Bizarre nor either of the Shareholders shall , directly or indirectly:

                  (i) solicit the business of any Person who is a customer of JKP Sub;

                  (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of JKP Sub to cease doing business with JKP Sub, to deal with any competitor of JKP Sub or in any way interfere with its relationship with JKP Sub;

                  (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Bizarre on the Closing Date or within the year preceding the Closing Date to cease doing business with JKP Sub, to deal with any competitor of JKP Sub or in any way interfere with its relationship with JKP Sub; or

                  (iv) hire, retain or attempt to hire or retain any employee or independent contractor of JKP Sub or in any way interfere with the relationship between JKP Sub and any of its employees or independent contractors.

            (c) Nondisparagement. After the Closing Date, neither Bizarre nor either of the Shareholders will disparage JKP Sub or any of JKP Sub's shareholders, directors, officers, employees or agents.

            (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 12.6(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This
Section 12.6 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 12.6 is reasonable and necessary to protect and preserve JKP Sub's legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Bizarre.

            12.7 CUSTOMER AND OTHER BUSINESS RELATIONSHIPS

            After the Closing, Bizarre will cooperate with JKP Sub in its efforts to continue and maintain for the benefit of JKP Sub those business relationships of Bizarre existing prior to the Closing and relating to the business to be operated by JKP Sub after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Bizarre will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Bizarre will refer to JKP Sub all inquiries relating to such business. Neither Bizarre nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of JKP Sub to be engaged in after the Closing, including disparaging the name or business of JKP Sub.

            12.8 RETENTION OF AND ACCESS TO RECORDS

            After the Closing Date, JKP Sub shall retain for a period consistent with JKP Sub's record-retention policies and practices those Records of Bizarre delivered to JKP Sub, provided, however, that subject to the terms and conditions of this Agreement, Bizarre, in its discretion, may retain a copy of any of the Records delivered to JKP Sub. In addition, JKP Sub shall provide Bizarre and Shareholders and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits. After the Closing Date, Bizarre shall provide JKP Sub and its Representatives reasonable access to Records that are Excluded Assets, during normal business hours and on at least three days' prior written notice, for any reasonable business purpose specified by JKP Sub in such notice.

            12.9 FURTHER ASSURANCES

            Subject to the proviso in Section 8.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

      13. INDEMNIFICATION; REMEDIES

            13.1 SURVIVAL

            All representations, warranties, covenants and obligations in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the certificates delivered pursuant to Section 4.7 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

            13.2 INDEMNIFICATION AND REIMBURSEMENT BY BIZARRE AND SHAREHOLDERS

            Bizarre and each Shareholder, jointly and severally, will indemnify and hold harmless JKP Sub, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "JKP SUB INDEMNIFIED PERSONS"), and will reimburse JKP Sub Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "DAMAGES"), arising from or in connection with:

            (a) any Breach of any representation or warranty made by Bizarre or either Shareholder in (i) this Agreement (without giving effect to any supplement to the Disclosure Letter), (ii) the Disclosure Letter, (iii) the supplements to the Disclosure Letter, (iv) the certificates delivered pursuant to Section 4.7 (for this purpose, each such certificate will be deemed to have stated that Bizarre's and Shareholders' representations and warranties in this Agreement fulfill the requirements of Section 9.1 as of the Closing Date as if made on the Closing Date without giving effect to any supplement to the Disclosure Letter, unless the certificate expressly states that the matters disclosed in a supplement have caused a condition specified in Section 9.1 not to be satisfied), (v) any transfer instrument or (vi) any other certificate, document, writing or instrument delivered by Bizarre or either Shareholder pursuant to this Agreement;

            (b) any Breach of any covenant or obligation of Bizarre or either Shareholder in this Agreement or in any other certificate, document, writing or instrument delivered by Bizarre or either Shareholder pursuant to this Agreement;

            (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing Date other than the Assumed Liabilities;

            (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Bizarre or either Shareholder (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

            (e) any product or component thereof manufactured by or shipped, or any services provided by, Bizarre, in whole or in part, prior to the Closing Date;

            (f) any violations of or obligations under Obscenity Laws relating to acts, omissions, circumstances or conditions to the extent existing or arising on or prior to the Closing Date, whether or not such acts, omissions, circumstances or conditions constituted a violation of Obscenity Laws then in effect.

            (g) any noncompliance with any Bulk Sales Laws or fraudulent transfer law in respect of the Contemplated Transactions;

            (h) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of Bizarre prior to the Closing or by JKP Sub's decision not to hire previous employees of Bizarre;

            (i) any employee plan established or maintained by Bizarre; or

            (j) any Retained Liabilities.

            13.3 INDEMNIFICATION AND REIMBURSEMENT BY BIZARRE--ENVIRONMENTAL MATTERS

            In addition to the other indemnification provisions in this Article 13, Bizarre and each Shareholder, jointly and severally, will indemnify and hold harmless JKP Sub and the other JKP Sub Indemnified Persons, and will reimburse JKP Sub and the other JKP Sub Indemnified Persons, for any Damages (including costs of cleanup, containment or other remediation) arising from or in connection with:

            (a) any Environmental, Health and Safety Liabilities arising out of or relating to: (i) the ownership or operation by any Person at any time on or prior to the Closing Date of any of the Facilities, Assets or the Business or
(ii) any Hazardous Materials or other contaminants that were present on the Facilities or Assets at any time on or prior to the Closing Date; or

            (b) any bodily injury (including illness, disability and death, regardless of when any such bodily injury occurred, was incurred or manifested itself), personal injury, property damage (including trespass, nuisance, wrongful eviction and deprivation of the use of real property) or other damage of or to any Person or any Assets in any way arising from or allegedly arising from any Hazardous Activity conducted by any Person with respect to the business of Bizarre or the Assets prior to the Closing Date or from any Hazardous Material that was (i) present or suspected to be present on or before the Closing Date on or at the Facilities (or present or suspected to be present on any other property, if such Hazardous Material emanated or allegedly emanated from any Facility and was present or suspected to be present on any Facility, on or prior to the Closing Date) or (ii) Released or allegedly Released by any Person on or at any Facilities or Assets at any time on or prior to the Closing Date.

JKP Sub will be entitled to control any Remedial Action, any Proceeding relating to an Environmental Claim and, except as provided in the following sentence, any other Proceeding with respect to which indemnity may be sought under this
Section 13.3. The procedure described in Section 13.6 will apply to any claim solely for monetary damages relating to a matter covered by this Section 13.3.

            13.4 INDEMNIFICATION AND REIMBURSEMENT BY JKP SUB

            JKP Sub will indemnify and hold harmless Bizarre, and will reimburse Bizarre, for any Damages arising from or in connection with:

            (a) any Breach of any representation or warranty made by JKP Sub in this Agreement or in any certificate, document, writing or instrument delivered by JKP Sub pursuant to this Agreement;

            (b) any Breach of any covenant or obligation of JKP Sub in this Agreement or in any other certificate, document, writing or instrument delivered by JKP Sub pursuant to this Agreement;

            (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such

Person with JKP Sub (or any Person acting on JKP Sub's behalf) in connection with any of the Contemplated Transactions; or

            (d) any Assumed Liabilities.

            13.5 THIRD-PARTY CLAIMS

            (a) Promptly after receipt by a Person entitled to indemnity under
Section 13.2, 13.3 (to the extent provided in the last sentence of Section 13.3) or 13.4 (an "INDEMNIFIED PERSON") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "INDEMNIFYING PERSON") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

            (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 13.6(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 13 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

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

            (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

            (d) Notwithstanding the provisions of Section 15.4, Bizarre and each Shareholder hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any JKP Sub Indemnified Person for purposes of any claim that a JKP Sub Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Bizarre and Shareholders with respect to such a claim anywhere in the world.

            (e) With respect to any Third-Party Claim subject to indemnification under this Article 13: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

            (f) With respect to any Third-Party Claim subject to indemnification under this Article 13, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

            13.6 OTHER CLAIMS

            A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

            13.7 INDEMNIFICATION IN CASE OF INDEMNITEE NEGLIGENCE

            THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE 13 SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE BULK SALES LAW, ENVIRONMENTAL LAW, FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR

OBSCENITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

      14. CONFIDENTIALITY

            14.1 DEFINITION OF CONFIDENTIAL INFORMATION

            (a) As used in this Article 14, the term "CONFIDENTIAL INFORMATION" includes any and all of the following information of Bizarre, JKP Sub or Shareholders that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (JKP Sub on the one hand or Bizarre and Shareholders, collectively, on the other hand) or its Representatives (collectively, a "DISCLOSING PARTY") to the other party or its Representatives (collectively, a "RECEIVING PARTY"):

                  (i) all information that is a trade secret under applicable trade secret or other law;

                  (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, photographs, Work, graphics, storyboards, scripts, artwork, ideas, past, current and planned Pictures, New Pictures, other projects, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures;

                  (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, tax returns and accountants' materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party's documents or property or discussions with the Disclosing Party regardless of the form of the communication; and

                  (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing.

            (b) Any trade secrets of a Disclosing Party shall also be entitled to all of the protections and benefits under applicable trade secret law and any other applicable law. If any information that a Disclosing Party deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Article 14, such information shall still be

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

considered Confidential Information of that Disclosing Party for purposes of this Article 14 to the extent included within the definition. In the case of trade secrets, each of JKP SUB, Bizarre and Shareholders hereby waives any requirement that the other party submit proof of the economic value of any trade secret or post a bond or other security.

            14.2 RESTRICTED USE OF CONFIDENTIAL INFORMATION

            (a) Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to evaluate and consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of an authorized representative of Bizarre with respect to Confidential Information of Bizarre or Shareholders (each, a "BIZARRE CONTACT") or an authorized representative of JKP Sub with respect to Confidential Information of JKP Sub (each, a "JKP SUB CONTACT"). Each of JKP Sub and Bizarre and Shareholders shall disclose the Confidential Information of the other party only to its Representatives who require such material for the purpose of evaluating the Contemplated Transactions and are informed by JKP Sub, Bizarre or Shareholders, as the case may be, of the obligations of this Article 14 with respect to such information. Each of JKP Sub, Bizarre and Shareholders shall (iv) enforce the terms of this Article 14 as to its respective Representatives; (v) take such action to the extent necessary to cause its Representatives to comply with the terms and conditions of this
Article 14; and (vi) be responsible and liable for any breach of the provisions of this Article 14 by it or its Representatives.

            (b) Unless and until this Agreement is terminated, Bizarre and each Shareholder shall maintain as confidential any Confidential Information (including for this purpose any information of Bizarre or Shareholders of the type referred to in Sections 14.1(a)(i), (ii) and (iii), whether or not disclosed to JKP Sub) of Bizarre or Shareholders relating to any of the Assets or the Assumed Liabilities.

            (c) From and after the Closing, the provisions of Section 14.2(a) above shall not apply to or restrict in any manner JKP Sub's use of any Confidential Information of Bizarre or Shareholders relating to any of the Assets or the Assumed Liabilities.

            14.3 EXCEPTIONS

            Sections 14.2(a) and (b) do not apply to that part of the Confidential Information of a Disclosing Party that a Receiving Party demonstrates (a) was, is or becomes generally available to the public other than as a result of a breach of this Article 14 or the Confidentiality Agreement by the Receiving Party or its Representatives; (b) was or is developed by the Receiving Party independently of and without reference to any Confidential Information of the Disclosing Party; or (c) was, is or becomes available to the Receiving Party on a nonconfidential basis from a Third Party not bound by a confidentiality agreement or any legal, fiduciary or other obligation restricting disclosure. Neither Bizarre nor either Shareholder shall disclose any

Confidential Information of Bizarre or Shareholders relating to any of the Assets or the Assumed Liabilities in reliance on the exceptions in clauses (b) or (c) above.

            14.4 LEGAL PROCEEDINGS

            If a Receiving Party becomes compelled in any Proceeding or is requested by a Governmental Body having regulatory jurisdiction over the Contemplated Transactions to make any disclosure that is prohibited or otherwise constrained by this Article 14, that Receiving Party shall provide the Disclosing Party with prompt notice of such compulsion or request so that it may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Article 14. In the absence of a protective order or other remedy, the Receiving Party may disclose that portion (and only that portion) of the Confidential Information of the Disclosing Party that, based upon advice of the Receiving Party's counsel, the Receiving Party is legally compelled to disclose or that has been requested by such Governmental Body, provided, however, that the Receiving Party shall use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded by any Person to whom any Confidential Information is so disclosed. The provisions of this Section 14.4 do not apply to any Proceedings between the parties to this Agreement.

            14.5 RETURN OR DESTRUCTION OF CONFIDENTIAL INFORMATION

            If this Agreement is terminated, each Receiving Party shall (a) destroy all Confidential Information of the Disclosing Party prepared or generated by the Receiving Party without retaining a copy of any such material;
(b) promptly deliver to the Disclosing Party all other Confidential Information of the Disclosing Party, together with all copies thereof, in the possession, custody or control of the Receiving Party or, alternatively, with the written consent of a Bizarre Contact or a JKP Sub Contact (whichever represents the Disclosing Party) destroy all such Confidential Information; and (c) certify all such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain a list that contains general descriptions of the information it has returned or destroyed to facilitate the resolution of any controversies after the Disclosing Party's Confidential Information is returned.

            14.6 ATTORNEY-CLIENT PRIVILEGE

            The Disclosing Party is not waiving, and will not be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges as a result of disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party, regardless of whether the Disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The parties (a) share a common legal and commercial interest in all of the Disclosing Party's Confidential Information that is subject to such privileges and protections; (b) are or may become joint defendants in Proceedings to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either party become subject to any actual or threatened Proceeding to which the Disclosing Party's Confidential Information covered by such protections and privileges relates; and (d) intend that after the Closing the Receiving Party shall

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

have the right to assert such protections and privileges. No Receiving Party shall admit, claim or contend, in Proceedings involving either party or otherwise, that any Disclosing Party waived any of its attorney work-product protections, attorney-client privileges or similar protections and privileges with respect to any information, documents or other material not disclosed to a Receiving Party due to the Disclosing Party disclosing its Confidential Information (including Confidential Information related to pending or threatened litigation) to the Receiving Party.

      15. GENERAL PROVISIONS

            15.1 EXPENSES

            Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

            15.2 PUBLIC ANNOUNCEMENTS

            Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as JKP Sub determines. Except with the prior consent of JKP Sub or as permitted by this Agreement, neither Bizarre, Shareholders nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Bizarre or Shareholders has been disclosed to JKP Sub or its Representatives, that JKP Sub or its Representatives have inspected any portion of the Confidential Information of Bizarre or Shareholders, that any Confidential Information of JKP Sub has been disclosed to Bizarre, Shareholders or their Representatives or that Bizarre, Shareholders or their Representatives have inspected any portion of the Confidential Information of JKP Sub or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Bizarre and JKP Sub will consult with each other concerning the means by which Bizarre's employees, customers, suppliers and others having dealings with Bizarre will be informed of the Contemplated Transactions, and JKP Sub will have the right to be present for any such communication.

            15.3 NOTICES

            All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other

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address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

Bizarre:                       Bizarre Video Productions
                               c/o Jay W. Rosen, P.C.
                               600 Old Country Road
                               Garden City, NY 11530
Attention:                     Jay W. Rosen, Esquire
Fax no.:                       (516) 227-2266
E-mail address:                bizarrevideo@aol.com

with a mandatory copy to:      Jay W. Rosen, P.C.
                               600 Old Country Road
                               Garden City, NY 11530

Attention:                     Jay W. Rosen, Esquire
Fax no.:                       (516) 227-2266
E-mail address:                jwrlaw@optonline.net

Shareholders:

A:                             Keith Gordon
                               c/o Jay W. Rosen, P.C.
                               600 Old Country Road
                               Garden City, NY 11530
Attention:                     Jay W. Rosen, Esquire
Fax no.:                       (718) 788-5760
E-mail address:                bizarrevideo1@aol.com

B:                             Morton Gordon
                               c/o Jay W. Rosen, P.C.
                               600 Old Country Road
                               Garden City, NY 11530
                               Attention: Jay W. Rosen, Esquire
Fax no.:                       (212) 888-6289
E-mail address:                gor449@aol.com

with a mandatory copy to:      Jay W. Rosen, P.C.
                               600 Old Country Road
                               Garden City, NY 11530

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

Attention:                     Jay W. Rosen, Esquire
Fax no.:                       (516) 227-2266
E-mail address:                jwrlaw@optonline.net

JKP Sub:

                               JKP Bizarre, LLC
                               8923 Sunset Boulevard
                               West Hollywood, CA 90069
                               Attention: Ronald C. Stone
                               Fax no.: (310) 360-7933
                               E-mail address: ron@jillkellyproductions.com

with a mandatory copy to:      Klehr, Harrison, Harvey, Branzburg & Ellers, LLP
                               260 South Broad Street
                               Philadelphia, PA 19102-5003

Attention:                     Barry J. Siegel, Esquire
Fax no.:                       215-568-6603
E-mail address:                bsiegel@klehr.com

            15.4 JURISDICTION; SERVICE OF PROCESS

            Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District, District of California, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

            15.5 JURY WAIVER

            THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED

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TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A
JUDGE SITTING WITHOUT A JURY.

            15.6 ENFORCEMENT OF AGREEMENT

            Each of the parties hereto hereby acknowledge and agree that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by a party hereto could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which either party may be entitled, at law or in equity, either party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

            15.7 WAIVER; REMEDIES CUMULATIVE

            The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

            15.8 ENTIRE AGREEMENT AND MODIFICATION

            This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between JKP Sub and Bizarre) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

            15.9 DISCLOSURE LETTER

            (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Bizarre and Shareholders as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this

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
Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

            (b) The statements in the Disclosure Letter, and those in any supplement thereto, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

            15.10 ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

            No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that JKP Sub may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of JKP Sub and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 15.10.

            15.11 SEVERABILITY

            If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

            15.12 CONSTRUCTION

            The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Parts" refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

            15.13 GOVERNING LAW

            This Agreement will be governed by and construed under the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

            15.14 EXECUTION OF AGREEMENT

            This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery

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

of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

            15.15 SHAREHOLDER OBLIGATIONS

            The liability of each Shareholder hereunder shall be joint and several with Bizarre and with the other Shareholder. Where in this Agreement provision is made for any action to be taken or not taken by Bizarre, Shareholders jointly and severally undertake to cause Bizarre to take or not take such action, as the case may be. Without limiting the generality of the foregoing, Shareholders shall be jointly and severally liable with Bizarre for the indemnities set forth in Article 13.

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

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  BIZARRE:

                                  Bizarre XXX, Inc.,
                                  a New York corporation

                                  By: /s/ Keith Gordon
                                      ---------------------------------
                                      Keith Gordon
                                  Title: Vice President

                                  Bizarre Video Unlimited, Ltd.,
                                  a New York corporation

                                  By: /s/ Keith Gordon
                                      ---------------------------------
                                      Keith Gordon
                                  Title: Vice President

                                  SHAREHOLDERS:

                                  /s/ Keith Gordon
                                  -------------------------------------
                                  Keith Gordon

                                  /s/ Morton Gordon
                                  -------------------------------------
                                  Morton Gordon

                                  JKP SUB:

                                  JKP Bizarre, LLC,
                                  a Delaware limited liability company

                                  By: Jill Kelly Productions Holding, Inc.,
                                      a Nevada corporation,
                                      its sole member

                                      By: /s/ Ronald C. Stone
                                          -----------------------------
                                      Name: Ronald C. Stone
                                      Its: Chief Financial Officer

                                   EXHIBIT 2.4
              LICENSE AND PURCHASED ASSETS CONSIDERATION ALLOCATION

The License Consideration shall be allocated as follows:

1) $______________ to Inventory

2) to Initial Accounts Receivable, (a) an amount equal to Collectible Initial Accounts Receivable, less Initial Accounts Payable, plus (b) assumption of Initial Accounts Payable

3) the balance to purchase of Tangible Personal Property, License and Option Premium.

As used herein, "COLLECTIBLE ACCOUNTS RECEIVABLE" means Initial Accounts Receivable that are not Uncollected Accounts as of the Effective Date. "OPTION PREMIUM" means that certain amount of consideration attributable to the Option granted to JKP Sub in Section 3 of this Agreement.

                                   EXHIBIT 2.8
                 EXCEPTION TO LICENSE NON COMPETITION AGREEMENT

Morton Gordon shall not be in Breach of Section 2.8 of this Agreement if he shall own an ownership interest in Bean-Blossom Ltd., a New York corporation, a business which sells adult videos, DVDs and sexual devices to retail customers.

Subject to the terms of the Employment Agreement, Keith Gordon shall not be in Breach of Section 2.8 of this Agreement if he shall own an ownership interest in WRWAC, LLC, a Delaware limited liability company ("WRLLC"), which is engaged in the business of (i) producing soft core adult videos under the brand name "Women are Wild" ("WW") and (ii) selling adult videos, DVDs and sexual devices to retail customers. Notwithstanding the foregoing, WRLLC shall enter into an exclusive distribution agreement with JKP Sub or its affiliate ("WW DISTRIBUTION AGREEMENT") pursuant to which JKP Sub or such affiliate shall have the exclusive right to distribute and market all WW videos, DVDs and related paraphernalia ("WW PRODUCTS"). The WW Distribution Agreement shall be effective for a period that shall commence on the Effective Date, and shall continue throughout the expiration (i) of the License Term, or, if the Option is exercised, (ii) the Non-Competition Period, and, the WW Distribution Agreement shall provide that JKP Sub shall be entitled to receive fifty percent (50%) of all revenue derived by WRLLC from the sale of WW products.

                                   EXHIBIT 4.5
                            PURCHASE PRICE ALLOCATION

                                 EXHIBIT 4.3(b)
                                 FORM OF WARRANT

                                    PART 5.23
                              RELATED TRANSACTIONS

Morton Gordon has an ownership interest in Bean-Blossom Ltd., a New York corporation ("BB"), a business which sells adult videos, DVDs and sexual devices to retail customers. Pursuant to an informal oral agreement between Bizarre and BB, Bizarre is one of BB's largest retail suppliers.

          AMENDMENT TO OPTION, PURCHASE AND EXCLUSIVE LICENSE AGREEMENT

      On this 3rd day of June, 2004, the parties to that certain Option, Purchase and Exclusive License Agreement (the "AGREEMENT") dated as of May 19, 2004 by and among JKP Bizarre, LLC, a Delaware limited liability company, Bizarre XXX, Inc., a New York corporation, Bizarre Video Unlimited, Ltd., a New York corporation, Keith Gordon, a resident of New York and Morton Gordon, a resident of New York hereby agree that the Agreement shall be amended in accordance with the provisions set forth below (this "AMENDMENT"):

      1. The introductory paragraph of the Agreement, shall be amended as follows:

      This Option, Purchase and Exclusive License Agreement ("AGREEMENT") is dated May 19, 2004 (the "SIGNING DATE"), by and among JKP BIZARRE, LLC, a Delaware limited liability company ("JKP SUB") and a wholly owned subsidiary of Jill Kelly Productions Holding, Inc., a Nevada corporation ("JKP"); Bizarre XXX, Inc., a New York corporation ("BIZARRE 1") Bizarre Video Unlimited Ltd., a New York corporation, ("BIZARRE 2"), and, together with Bizarre 1, "BIZARRE"), Keith Gordon, a resident of New York ("A"), MORTON GORDON, a resident of New York ("B"), and ELLEN FIORE, a resident of New York ("C"). (A, B and C are referred to herein as "SHAREHOLDERS"). All capitalized terms that are not defined herein shall have the meaning ascribed to such term in Section 1 below.

      2. Section 5.3 of the Agreement shall be amended as follows:

      The authorized equity securities of Bizarre 1 consists of two hundred
      (200) shares of common stock, no par value, of which twenty (20) shares are issued and outstanding, ten (10) of which are owned by C and ten (10) of which are owned by B.

      3. By her signature below, Ellen Fiore shall be added as a signatory to the Agreement.

      4. Pursuant to this Amendment, Ellen Fiore shall have all of the rights, duties and obligations of a Shareholder under the Agreement, including, but not limited to, the obligations set forth in Sections 5, 7, 9, 12, 13, 14 and 15 of the Agreement.

      5. This Amendment may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

                      [end of text; signature page follows]

In witness whereof the parties have witnessed and delivered this Amendment as of the date first written above.

/s/ Keith Gordon                            JKP Bizarre, LLC,
-------------------------------             a Delaware limited liability company
Keith Gordon

/s/ Morton Gordon                           By: /s/ Ronald C. Stone
-------------------------------                ---------------------------------
Morton Gordon                               Name: Ronald C. Stone
                                            Title: Chief Financial Officer

/s/ Ellen Fiore
-------------------------------
Ellen Fiore

Bizarre XXX, Inc.,
a New York corporation

By: /s/ Keith Gordon
   ----------------------------
Name: Keith Gordon
Title: Vice President

Bizarre Video Unlimited, Ltd.,
a New York corporation

By: /s/  Keith Gordon
   ----------------------------
Name: Keith Gordon
Title: Vice President